                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.   )
                                                          --

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                US ONCOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or
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     (1)  Amount Previously Paid:

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Notes:

                               [LOGO] US Oncology

                       16825 Northchase Drive, Suite 1300
                              Houston, Texas 77060

                  NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

          We cordially invite you to attend the 2003 Annual Meeting of Stockholders of US Oncology, Inc. The meeting will be held on Wednesday, June 25, 2003, at 9:00 a.m., local time, at the Wyndham Hotel Greenspoint, 12400 Greenspoint Drive, Houston, Texas. At the meeting we will:

     1.   Elect three Class I directors to the Board of Directors;

     2. Vote on a proposal to extend the term of the US Oncology, Inc. 1993 Key Employee Stock Option Plan;

     3. Vote on a proposal to extend the term of the US Oncology, Inc. 1993 Affiliate Stock Option Plan;

     4. Vote on a proposal to extend the term of the US Oncology, Inc. 1993 Non-Employee Director Stock Option Plan;

     5. Vote on a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants; and

     6.   Transact any other business as may properly come before the meeting.

          Stockholders who owned US Oncology stock at the close of business on Monday, May 12, 2003, may attend and vote at the meeting. If you cannot attend the meeting, you may vote by completing the enclosed proxy card as instructed and mailing the proxy card in the enclosed postage-prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

          We look forward to seeing you at the meeting.

                                          Sincerely,


                                          Leo E. Sands

                                          Leo E. Sands
                                          Executive Vice President and Secretary

Houston, Texas
May 16, 2003

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the proxy will save us the expense and extra work of additional solicitation. Enclosed for that purpose is an addressed envelope for which no postage is required if mailed in the United States. Sending in your proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your proxy is revocable at your option.
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


--------------------------------------------------------------------------------

                                US ONCOLOGY, INC.
                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

          Our Board of Directors is soliciting proxies for the 2003 Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

          Voting materials, which include this proxy statement, the proxy card and the 2003 Annual Report to Stockholders, will be mailed to stockholders on or about May 21, 2003. Our principal executive offices are located at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060. Our telephone number is
(832) 601-8766. Throughout this proxy statement, we refer to US Oncology, Inc. as "we" or "us," as well as "US Oncology" or the "Company."

          US Oncology will pay the costs of soliciting proxies from stockholders. We have engaged Georgeson Shareholder Communications, Inc., a proxy solicitation firm, to assist in the solicitation of proxies from our stockholders. We will pay the fees of such firm, which are expected to be $9,500, plus their out-of-pocket expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees of US Oncology may solicit proxies on behalf of US Oncology, without additional compensation, personally or by telephone.

                              QUESTIONS AND ANSWERS

Q:   Who can vote at the meeting?
A: The Board set May 12, 2003 as the record date for the meeting. All stockholders who owned US Oncology common stock on May 12, 2003 may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held by that stockholder on all matters to be voted on. On May 12, 2003, approximately 90.3 million shares of US Oncology common stock were outstanding.

Q:   How many votes does US Oncology need to hold the meeting?
A:   Shares are counted as present at the meeting if you:
          .    are present and vote in person at the meeting; or
          .    have properly submitted a proxy card.
     A majority of US Oncology's outstanding shares of common stock as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. For the purposes of determining a quorum, abstentions and broker non-votes will be included as present at the meeting.

Q:   What proposals will be voted on at the meeting?
A:   There are five proposals scheduled to be voted on at the meeting:
          . the election of three Class I directors to our Board of Directors;
          . a proposal to extend the term of the US Oncology, Inc. 1993 Key Employee Stock Option Plan;
          . a proposal to extend the term of the US Oncology, Inc. 1993 Affiliate Stock Option Plan;
          . a proposal to extend the term of the US Oncology, Inc. 1993 Non-Employee Director Stock Option Plan; and
          . a proposal to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants.

Q:   What is the voting requirement to approve each of the proposals?
A: For the election of the Class I Directors, the three individuals receiving the highest number of "FOR" votes will be elected. The proposals to extend the term of the US Oncology, Inc. 1993 Key Employee Stock Option Plan and 1993 Affiliate Stock Option Plan each requires the affirmative vote of a majority of our outstanding shares as of the record date for the meeting. The proposals to extend the term of the US Oncology, Inc. 1993 Non-Employee Director Stock Option Plan and to ratify the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants each requires the affirmative vote of a majority of the shares present at the meeting, either in person or by proxy, and entitled to vote.

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

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Q:   How are votes counted?
A: You may vote either "FOR" or "AGAINST" each nominee for the Board of Directors. You may vote "FOR," "AGAINST" or "ABSTAIN" on any of the other proposals. Abstentions and broker non-votes will have the same effect as a vote against the proposals to extend the term of our 1993 Key Employee Stock Option Plan and 1993 Affiliate Stock Option Plan, since those proposals each require approval by holders of a majority of the outstanding shares of our common stock. If you abstain from voting on the extension to the US Oncology, Inc. 1993 Non-Employee Director Stock Option Plan or ratification of the Company's independent accountants, your abstention will have the same effect as a vote against the proposal, since each of those proposals requires approval by the holders of a majority of the votes present and entitled to vote, whereas broker non-votes will not affect the outcome of those proposals. Broker non-votes will, however, be considered present for purposes of determining the presence of a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote "FOR" each director, "FOR" the approval of the extensions to the 1993 Key Employee Stock Option Plan, 1993 Affiliate Stock Option Plan and 1993 Non-Employee Director Stock Option Plan and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as US Oncology's independent accountants. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your shares will not be counted in the tally of the number of shares cast "FOR," "AGAINST" or "ABSTAIN" on any proposal where your broker does not have discretionary authority to vote. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.

Q:   How can I vote my shares in person at the meeting?
A: Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:   How can I vote my shares without attending the meeting?
A: Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the summary instructions included on your proxy card. For shares held in street name, the voting instruction card will be included by your broker or nominee. You may vote your shares by mail by signing your proxy card or, for shares held in the street name, by following the voting instruction card included by your broker or nominee and mailing in the enclosed postage-prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:   How can I change my vote after I return my proxy?
A: You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:   What is US Oncology's voting recommendation?
A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board, "FOR" the approval of the extensions to each of the US Oncology, Inc. 1993 Key Employee Stock Option Plan, the US Oncology, Inc. 1993 Affiliate Stock Option Plan and the US Oncology, Inc. 1993 Non-Employee Director Stock Option Plan, and "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants.

Q:   Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ended June 30, 2003.

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

                                   PROPOSAL 1:
                          ELECTION OF CLASS I DIRECTORS

General

          Our Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the Class I directors expires at the 2003 Annual Meeting. At the Annual Meeting, stockholders will vote for the three nominees for Class I director listed below. Each of the nominees is currently one of our Class I directors. The term of each of the Class I directors elected at the meeting will continue until the annual meeting of stockholders in 2006 or until his successor has been duly elected and qualified.

Nominees to Serve a Three-Year Term Expiring at the 2006 Annual Meeting (Class I Directors)

    Name of Director       Age              Principal Occupation              Director Since
    ----------------       ---              --------------------              --------------
J. Taylor Crandall          49   Managing Partner, Oak Hill Capital                1999
                                 Management, Inc., an investment company

James E. Dalton, Jr.        60   President, Edinburgh Associates, Inc.,            1998
                                 a consulting firm

Burton S. Schwartz, M.D.    61   Physician, Minnesota Oncology Hematology,         1999
                                 P.A., an oncology practice in Minneapolis,
                                 Minnesota

J. Taylor Crandall has been Managing Partner of Oak Hill Capital Management, Inc. since January 1999. He is currently Vice President and Chief Operating Officer of Keystone, Inc., an investment company, where he has been a Managing Partner since 1986 and was formerly Chief Financial Officer. Mr. Crandall is a director of American Skiing Company, Interstate Hotels Corporation, Meristar Hospitality Corporation and Broadwing, Inc., a telecommunications company. Mr. Crandall also serves as a director of various privately held companies. Mr. Crandall was formerly a director of Physician Reliance Network, Inc.

James E. Dalton, Jr. was President and Chief Executive Officer and a director of Quorum Health Group, Inc., a healthcare company, from 1990 until 2001, when Quorum was acquired by Triad Hospitals. Mr. Dalton now serves on the Board of Directors of AmSouth Bank, Select Medical Corporation and Genesis Health Ventures, Inc. He also serves on the Board of Trustees of Universal Health Realty Income Trust and American Hospital Association. Mr. Dalton is a Fellow of the American College of Healthcare Executives and is a past chairman of the Federation of American Hospitals.

Burton S. Schwartz, M.D. received his medical degree from Meharry Medical College in 1968 and is a board certified medical oncologist. Dr. Schwartz's oncology group, Minnesota Oncology Hematology, P.A., has been managed by us since February 1995. He is the immediate past president of that group. Dr. Schwartz was formerly a director of Physician Reliance Network, Inc.

Vote Required for Approval

          The three nominees receiving the highest number of votes will be elected as Class I directors.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

Continuing Directors

          Our Class II and Class III directors will continue in office after the Annual Meeting. The present term of office for our Class II directors expires at the annual meeting in 2004, and the term of the Class III directors expires at the annual meeting in 2005. The following individuals are currently Class II and Class III directors of US Oncology.

   Name of Director      Age                  Principal Occupation                 Director Since
   ----------------      ---                  --------------------                 --------------
Russell L. Carson         59   General Partner of Welsh, Carson, Anderson &             1992
(Class III Director)           Stowe, an investment partnership

Lloyd K. Everson, M.D.    59   Director, Vice Chairman of the Board of Directors        2001
(Class II Director)            and former President of US Oncology

Stephen E. Jones, M.D.    61   Physician, Texas Oncology, P.A., an oncology             1999
(Class II Director)            practice with locations throughout Texas

Richard B. Mayor          68   Of Counsel, Andrews & Kurth L.L.P., a law firm           1993
(Class II Director)

Robert A. Ortenzio        45   President and Chief Executive Officer, Select            1992
(Class II Director)            Medical Corporation

Boone Powell, Jr.         66   Retired President and Chief Executive Officer of         1999
(Class III Director)           Baylor Health Care System

R. Dale Ross              56   Chairman of the Board of Directors and Chief             1992
(Class III Director)           Executive Officer of US Oncology

Russell L. Carson is a director of Select Medical Corporation, a healthcare company. Mr. Carson is also a director of various privately held healthcare companies.

Lloyd K. Everson, M.D. was President of the Company from November 1993 until March 2001. He received his medical degree from Harvard Medical School and his oncology training at Memorial Sloan Kettering and at the National Cancer Institute. He is board certified in internal medicine and medical oncology. Dr. Everson has published widely in the field of oncology and is a member of numerous professional associations. He also has served as President of the Association of Community Cancer Centers and as Associate Chairman for Community Programs for the Eastern Cooperative Oncology Group. Dr. Everson resigned as President of the Company in March 2001. In addition, in March 2001, Dr. Everson was appointed as a director of the Company and Vice Chairman of the Board of Directors. Dr. Everson previously served as a director of the Company from 1993 until 1999.

Stephen E. Jones, M.D. received his medical degree from Case Western Reserve School of Medicine and post-doctoral training and education at Stanford University. Dr. Jones is a board certified medical oncologist and internist and a member of the American Society of Clinical Oncology and the American Society of Hematology. Dr. Jones' practice, Texas Oncology, P.A., is managed by the Company.

Richard B. Mayor was a partner in the Houston law firm Mayor, Day, Caldwell & Keeton, L.L.P. since its formation in February 1982 until December 1998 and of counsel to that firm until its merger with Andrews & Kurth L.L.P. in October 2001. Andrews & Kurth L.L.P. serves as outside counsel to us.

Robert A. Ortenzio has been Chief Executive Officer of Select Medical Corporation since September 1999 and was President and Chief Operating Officer of Select Medical Corporation since February 1997. He is also a director of Select Medical Corporation. Prior to that time, Mr. Ortenzio was a co-founder and president of Continental Medical Systems, Inc., a provider of comprehensive medical rehabilitation programs and services, and a director of Horizon/CMS Healthcare Corporation, and served in various capacities at Continental Medical Systems, Inc. since February 1986.

Boone Powell, Jr. was President and Chief Executive Officer of Baylor Health Care System from 1980 until 2000 and Chairman from 2000 until 2001. Mr. Powell serves as an active member of Voluntary Hospitals of America. He is a director of Abbott Laboratories, United Surgical Partners International and Comerica Bank
- Texas and is a Fellow of the American College of Health Care Executives. Mr. Powell was previously a director of Physician Reliance Network, Inc.

R. Dale Ross has been Chairman of the Board of Directors and Chief Executive Officer of US Oncology since December 1992.

Board Meetings and Committees

          The Board held five meetings in 2002. Each director attended at least 75% of the board meetings and committee meetings held during 2002 while he was a member of the Board or relevant committee. The Board has an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee.

          The functions of the Audit Committee and its activities during 2002 are described below under the heading Report of the Audit Committee of the Board of Directors. The Board has confirmed that all members of the Audit Committee are "independent" and "financially literate" within the meaning of the rules of the Nasdaq Stock Market (where our stock is traded) and that at least one member of the Audit Committee is "financially sophisticated" within the meaning of the rules. The Audit Committee members are Richard B. Mayor (Chairman), James E. Dalton, Jr. and Robert A. Ortenzio. The Audit Committee met ten times in 2002.

          The Compensation Committee reviews and recommends compensation for our officers and employees and recommends to the Board of Directors changes in our incentive compensation plans. The Compensation Committee is also responsible for the administration of our various stock option plans. The members of the Compensation Committee are Russell L. Carson (Chairman), Robert A. Ortenzio and Boone Powell, Jr. The Compensation Committee met seven times in 2002.

          The Executive Committee has all of the powers of the Board of Directors as a whole, other than the power to amend our bylaws or to vote on any matter that under Delaware corporate law requires stockholder approval. The members of the Executive Committee are R. Dale Ross (Chairman), Russell L. Carson, Richard B. Mayor and Boone Powell, Jr. The Executive Committee did not meet during 2002.

          The Nominating Committee has the power to nominate directors to be voted upon by stockholders and to fill all vacancies on the Board of Directors or any committee. The members of the Nominating Committee are Russell L. Carson (Chairman), R. Dale Ross, James E. Dalton, Jr., Richard B. Mayor and Boone Powell, Jr. The Nominating Committee met once during 2002.

Stockholder Nominations for Director

          As described above, the Nominating Committee of the Board of Directors is responsible for selecting the Board's nominees to serve as our directors. Stockholders may also nominate individuals to serve as directors provided that they comply with the procedures set forth in our certificate of incorporation and bylaws.

          Under our certificate of incorporation and bylaws, notice of proposed stockholder nominations for the election of directors must be timely given in writing to our corporate Secretary or Board of Directors prior to the meeting at which directors are to be elected. To be timely, a notice given with respect to any matter to be considered at an annual meeting of the stockholders (including nominations of director candidates) must be received at our principal executive offices at least 120 days before the anniversary of the date on which our proxy statement was released to our stockholders in connection with the previous year's annual meeting of stockholders or, if no annual meeting was held the previous year or the date of the annual meeting has been changed by more than 30 days, no later than ten days following the earlier of the date a notice of meeting is mailed or given to stockholders or the date when public disclosure of the meeting is otherwise made.

          With the notice, the stockholder must furnish the proposed nominee's written consent to being named as a nominee for election as a director and to serve as a director if elected. The stockholder must also provide the following information about the proposed nominee for director:

          .    the name, age, business address and residential address of such person,
          .    the principal occupation or employment of such person,

          . the class and number of shares of our capital stock that are then beneficially owned by such person, and
          . any other information relating to such person that is required by any law or regulation to be disclosed in solicitations of proxies for the election of directors.

In addition, the stockholder must furnish the following information:

          . the name and address, as they appear in our stock records, of such stockholder,
          . the class and number of shares of our capital stock that are then beneficially owned by such stockholder,
          . a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and
          . any other information required by any law or regulation to be provided by a stockholder intending to nominate a person for election as a director.

          Any nominee for director may also be required, at the request of the Board of Directors, to furnish to our corporate Secretary any other information concerning such nominee that is required to be included in a stockholder's notice of a proposed nomination. No person will be eligible for election as one of our directors unless nominated in compliance with the foregoing procedures. The chairman of a meeting of our stockholders must refuse to accept the nomination of any person not made in compliance with the procedures described above. Any such defective nomination will be disregarded.

Director Compensation

          During 2002, each non-employee member of the Board was paid $6,000 per quarter and $1,500 for each board meeting attended and was reimbursed for his reasonable expenses in connection with attending board and committee meetings. During 2002, each Audit Committee member received $1,500 for each Audit Committee meeting he attended. Nonemployee directors are also eligible to participate in US Oncology's 1993 Non-Employee Director Stock Option Plan. Under that plan, in 2002 each director other than R. Dale Ross and Lloyd K. Everson, M.D. was automatically granted an option to purchase 5,000 shares of US Oncology common stock. In addition, each director other than Mr. Ross and Dr. Everson was automatically granted an option to purchase 1,000 shares of US Oncology common stock for each committee on which such director served.

Executive Officers

The following is a list of our executive officers.

 Name of Executive Officer    Age                Principal Occupation                Executive Officer Since
 -------------------------    ---                --------------------                -----------------------
R. Dale Ross                   56   Chairman of the Board of Directors and Chief               1992
                                    Executive Officer

Joseph S. Bailes, M.D.         46   Executive Vice President for Clinical Services             1999

Bruce D. Broussard             40   Chief Financial Officer                                    2000

Atul Dhir, M.B.B.S., D.Phil    40   President, Cancer Information and Research                 1999

George D. Morgan               50   Chief Operating Officer                                    2000

Leo E. Sands                   55   Executive Vice President and Secretary                     1992

Phillip H. Watts               37   General Counsel                                            1998

R. Dale Ross has been Chairman of the Board and Chief Executive Officer since December 1992. From December 1982 until April 1990, Mr. Ross was employed by HMSS, Inc., a home infusion therapy company. Mr. Ross founded HMSS, Inc. and served as its President and Chief Executive Officer and as a director.

Joseph S. Bailes, M.D. joined US Oncology in June 1999. Prior to that, he was Executive Vice President of Physician Reliance Network, Inc. from 1993 to 1999. Dr. Bailes was formerly a physician at Texas Oncology, P.A., our largest affiliated physician group. He is a past President of The American Society of Clinical Oncology and currently serves as a director of ILEX Oncology, Inc., a publicly-traded oncology pharmaceutical development company.

Bruce D. Broussard joined US Oncology in August 2000 with primary responsibility for financial and accounting activities, including financial reporting, treasury and taxation. Mr. Broussard was Chief Executive Officer of HarborDental, a dental development company specializing in free-standing upscale dedicated dental buildings, from December 1997 until July 2000. From January 1996 to October 1997, he was Executive Vice President and Chief Financial Officer of Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services. From 1993 to 1996, he was the Chief Financial Officer and a director of Sun Healthcare Group, a healthcare provider. Mr. Broussard is a Certified Public Accountant. He currently serves as a director and Audit Committee member at U.S. Physical Therapy, Inc., a publicly-traded provider of outpatient physical and occupational therapy.

Atul Dhir, M.B.B.S., D.Phil joined US Oncology in November 1999. As President of Cancer Information and Research Group, he is responsible for our clinical trial activities, cancer information services and transplant initiatives. Prior to joining US Oncology, Dr. Dhir was Vice President at Monsanto Corporation from 1996 to 1998, President of Health Strategies Partners, a company he founded that provided consulting services to hospitals and physicians, from 1994 to 1996, and a healthcare consultant with McKinsey & Company from 1989 until 1993. Dr. Dhir holds a D.Phil. in molecular biology from Oxford University, where he was a Rhodes Scholar.

George D. Morgan joined US Oncology in October 2000 and has over twenty years experience in operational and financial management in the healthcare industry. At US Oncology, he is responsible for the operational management of our affiliated practices. Mr. Morgan served as Executive Vice President and Chief Financial Officer of Mariner Post-Acute Network from January 1999 until September 2000. On January 18, 2000 Mariner Post-Acute Network and substantially all of its subsidiaries filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware under Chapter 11, Title 11 of the United States Code. From September 1994 to January 1999, Mr. Morgan served as a senior operating and senior corporate officer with Columbia/HCA Healthcare Corporation. His positions of responsibility included Chief Financial Officer then Chief Operating Officer of the Western Group from September 1994 through April 1996, President of the Ambulatory Surgery Division from April 1996 through June 1998, and Senior Vice President--Managed Care from July 1998 until January 1999.

Leo E. Sands joined US Oncology in November 1992. He is primarily responsible for our governmental relations and information technology activities. Mr. Sands is a member of the board of the National Patient Advocacy Foundation.

Phillip H. Watts joined US Oncology in January 1998 as its General Counsel. He has primary responsibility for overseeing our legal operations. From September 1991 until December 1997, Mr. Watts was an attorney at Mayor, Day, Caldwell & Keeton, L.L.P., a law firm in Houston, Texas, which has since merged into Andrews & Kurth L.L.P.

Security Ownership of Management, Directors and Certain Beneficial Owners

          The following table shows how much US Oncology common stock is owned as of May 12, 2003 by each director, each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each holder of 5% or more of US Oncology's common stock.

                                              Number of Shares       Number of Shares that
                                           Owned (including shares      May be acquired      Percentage of
                                            that may be acquired        Within 60 Days        Outstanding
                                           within 60 days through       Through Option          Common
                  Name                        option exercises)           Exercises              Stock
----------------------------------------   -----------------------   ---------------------   -------------
R. Dale Ross                                   2,637,754                 2,637,754                2.8%
Lloyd K. Everson, M.D.                         1,027,833                   964,531                1.1%
Joseph S. Bailes, M.D.                           787,000                   722,007/(1)/             *
Bruce D. Broussard                               189,667                   189,667                  *
George D. Morgan                                 189,667                   189,667                  *
Leo E. Sands                                     603,667                   603,667                  *
Russell L. Carson                             13,068,877/(2)/               50,000               14.5%
J. Taylor Crandall                             3,750,288/(3)/               65,938                4.2%
James E. Dalton, Jr.                              47,848                    47,000                  *
Stephen E. Jones, M.D.                            42,577                    39,000                  *
Richard B. Mayor                                 176,454                    43,000                  *
Robert A. Ortenzio                                78,203                    45,000                  *
Boone Powell, Jr.                                124,729                    71,930                  *
Burton S. Schwartz, M.D.                          53,719                    30,000                  *
All directors and executive officers
   as a group (16 persons)                    23,277,617/(2)(3)/         6,198,495/(1)/          24.1%

Welsh, Carson, Anderson & Stowe IX, L.P.
   320 Park Avenue, Suite 2500
   New York, NY 10022                         12,447,744                         0               13.8%
Dimensional Fund Advisors
   1299 Ocean Avenue, 11th Floor
   Santa Monica, CA 90491                      6,001,561                         0                6.7%

----------
*    Less than one percent
/1/  Includes 10,000 options granted by Texas Oncology, P.A. to Dr. Bailes.
/2/ Includes 18,000 shares held by family trusts. Mr. Carson disclaims beneficial ownership of such shares. Includes 12,447,744 shares held by Welsh, Carson, Anderson & Stowe IX, L.P. and WCAS Management Corp.
/3/ All shares (other than options) are beneficially owned by FW Physicians Investors, L.P., an investment limited partnership. Mr. Crandall serves as President of Group 31, Inc., the general partner of FW Physicians Investors, L.P.

Compensation of Executive Officers

          The following tables set forth (i) the remuneration paid by us for the three fiscal years ended December 31, 2002 to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, (ii) the number of shares of our common stock that are subject to options granted to such individuals during the last fiscal year and the hypothetical value thereof assuming specified annual rates of common stock price appreciation and (iii) the amount realized upon the exercise of stock options during the last fiscal year and the value at the end of the last fiscal year of all stock options held by such individuals.

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                                                           Compensation
                                                                           ------------
                                            Annual Compensation             Securities
                              Fiscal   -----------------------------        Underlying
Name and Principal Position    Year     Salary     Bonus      Other          Options
---------------------------   ------   --------   --------   -------       ------------
R. Dale Ross                   2002    $701,217   $400,680   $     0           600,000
   Chairman of the Board,      2001    $672,150   $184,501   $     0           125,000
   Chief Executive Officer     2000    $618,694   $172,939   $     0         1,572,754
   and Director

Joseph S. Bailes, M.D.         2002    $330,762   $127,575   $     0           300,000
   Executive Vice President    2001    $318,943   $ 61,626   $     0            75,000
                               2000    $308,126   $ 34,891   $     0            50,000

Bruce D. Broussard             2002    $346,512   $132,000   $     0           365,000
   Chief Financial Officer     2001    $335,046   $ 49,154   $     0           100,000
                               2000    $123,921   $      0   $86,581/(1)/      200,000

George D. Morgan               2002    $353,347   $127,000   $     0           365,000
   Chief Operating Officer     2001    $317,505   $      0   $     0           100,000
                               2000    $ 62,501   $100,000   $82,758/(1)/      200,000

Leo E. Sands                   2002    $390,247   $140,700   $     0           365,000
   Executive Vice President    2001    $343,913   $ 67,625   $     0           100,000
   and Secretary               2000    $344,941   $ 49,640   $     0            50,000

----------
/1/  Relocation expenses

                OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 2002

                            Individual Grants
                         -----------------------
                                      % of Total                                               Potential Realizable Value
                         Number of     Options                                                   at Assumed Annual Rates
                         Securities   Granted to                                               of Stock Price Appreciation
                         Underlying   Employees    Exercise    Market Value                         for Option Term
                          Options      in Fiscal   Price Per    Per Share       Expiration     ---------------------------
                          Granted        Year        Share     on Grant Date       Date              5%          10%
                         ----------   ----------   ---------   -------------   -------------     ----------   ----------
R. Dale Ross               600,000       13.9%       $6.99         $6.99       July 26, 2012     $2,637,584   $6,684,156

Joseph S. Bailes, M.D.     300,000        7.0%       $6.99         $6.99       July 26, 2012     $1,318,792   $3,342,078

Bruce D. Broussard         365,000        8.5%       $6.99         $6.99       July 26, 2012     $1,604,530   $4,066,195

George D. Morgan           365,000        8.5%       $6.99         $6.99       July 26, 2012     $1,604,530   $4,066,195

Leo E. Sands               365,000        8.5%       $6.99         $6.99       July 26, 2012     $1,604,530   $4,066,195

         2002 OPTION EXERCISES AND DECEMBER 31, 2002 OPTION VALUE TABLE

                                                         Number of Securities
                                                        Underlying Unexercised      Value of Unexercised In-the-Money
                                                      Options at Fiscal Year End      Options at Fiscal Year End(1)
                         Shares Acquired     Value    ---------------------------   ---------------------------------
                           on Exercise     Realized   Exercisable   Unexercisable      Exercisable   Unexercisable
                         ---------------   --------   -----------   -------------      -----------   -------------
R. Dale Ross                    0             $0       2,397,754       900,000          $7,129,749     $1,455,880

Joseph S. Bailes, M.D.          0             $0         607,007       463,333          $1,093,935     $  799,565

Bruce D. Broussard              0             $0         106,667       558,333          $  386,935     $1,236,865

George D. Morgan                0             $0         106,667       558,333          $  354,835     $1,188,865

Leo E. Sands                    0             $0         460,667       558,333          $  725,495     $  944,205

/1/ Based upon a closing price of the Company's common stock on December 31, 2002, as reported by The Nasdaq Stock Market, of $8.67 per share.

401(k) Plan

          Effective January 1, 1994, US Oncology adopted a 401(k) plan covering substantially all employees who have completed at least 1,000 hours of service. We administer the 401(k) Plan. The plan permits covered employees to contribute up to 15% of their annual compensation up to the maximum legally allowable contribution per year, as adjusted for inflation, through salary reduction on a pre-tax basis in accordance with Section 401(k) of the Internal Revenue Code. We may make contributions to the 401(k) Plan but are not required to do so. During 2002, we elected to match 50% of employee contributions in cash, up to a maximum of 3% of an employee's salary and subject to salary ceiling rules imposed by the Internal Revenue Service.

Limitation of Liability; Indemnification of Officers and Directors

          Our certificate of incorporation provides that none of our directors shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of unlawful dividend payments or stock redemptions or repurchases as provided in Section 174 of the Delaware General Corporation Law (the law of the Company's state of incorporation) or (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate our rights and the rights of our stockholders (through stockholders' derivative suits on behalf of US Oncology) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent behavior), except in the situations described above. The Securities and Exchange Commission has taken the position that the provision will have no effect on claims arising under federal securities laws.

          Our bylaws provide that we will indemnify our directors and officers to the fullest extent permissible under Delaware law. These indemnification provisions require us to indemnify such persons against certain liabilities and expenses to which they may become subject by reason of their service as a director or officer of US Oncology or any of its affiliated enterprises. The provisions also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification. The Company maintains director and officer liability insurance.

Employment Contracts and Change in Control Agreements

          We have entered into employment agreements with each of the executive officers named in the summary compensation table above. Generally, the employment agreements have three-year terms, establish the executive's base salary and contain a noncompetition agreement for a period of one year following termination. We can terminate each employment agreement at any time for "cause," as defined in the employment agreement. The employee can terminate upon 30 days written notice. Each agreement can also be terminated if the employee is disabled or unable to perform his assigned duties for a continuous period of six months. In the event we terminate the employee without cause or the employee terminates for cause, we will continue to pay the employee a salary for a period of the greater of the remaining term of employment or one year following such termination. Upon a "change in control" the term of employment would be extended for an additional three years from the date of the change in control. The employee may terminate without cause, between three and six months after a "change in control," and receive one year's severance. A "change of control" occurs for purposes of the employment agreements if: (i) the transfer of beneficial ownership of a majority of the outstanding US Oncology shares to any person, entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); (ii) our stockholders prior to any merger, consolidation or other transaction do not continue to own at least fifty percent of the surviving entity following such merger, consolidation or other transaction; (iii) we sell all or substantially all of our assets to another entity that is not our subsidiary; (iv) we are materially or completely liquidated; or (v) during any consecutive two-year period, individuals who constituted our Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by our stockholders was approved by a vote of at least three quarters of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office. A "change of control" shall not be deemed to have occurred in the event of a tender offer, leveraged buyout, leveraged recapitalization or similar transaction in which the then Chief Executive Officer participates directly or indirectly as an investor or participant in such transaction.

Severance Arrangement

          Effective March 2001, Dr. Lloyd Everson resigned his position as our President. In connection with the resignation, Dr. Everson became a part-time employee and will continue to provide leadership over physician communications and public policy initiatives. He was also appointed as a director and as Vice Chairman of the Board of Directors. In connection with the resignation, we agreed to pay Dr. Everson the severance benefits available under his employment agreement in effect at the time of resignation, which entitled him to continue to receive his base salary in effect on his date of resignation through January 1, 2003.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                            ON EXECUTIVE COMPENSATION

          The following is the Report of the Compensation Committee of US Oncology describing the compensation policies and rationale applicable to US Oncology's executive officers. This information shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that US Oncology specifically incorporates it by reference into a filing.

          The Compensation Committee consists (and consisted throughout 2002) of Russell L. Carson, Robert A. Ortenzio and Boone Powell, Jr. None of them is employed by the Company. Each of them is also an "outside director," as defined under Section 162(m) of the Internal Revenue Code, and a "non-employee director," as defined under Section 16(b) of the Securities Exchange Act.

          Compensation Philosophy and Committee Charter. US Oncology's philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The Compensation Committee sets US Oncology's compensation policies for executive officers, including the Chief Executive Officer, and evaluates the performance of the officers. Under its charter, the Committee is responsible for ensuring that the Company is able to attract and retain qualified people to serve as officers and in key management positions through the effective use of competitive compensation, benefits and management development programs. The Committee strongly believes that executive compensation should be directly linked to improvements in corporate performance and increases in stockholder value and should be consistent with US Oncology's business strategy. US Oncology needs to hire and retain high-quality, talented individuals to serve as officers and employees. To that end, US Oncology offers compensation that is designed to be competitive and to reward superior individual and company performance with superior levels of compensation. The Compensation Committee is expected to counsel the Chief Executive Officer regarding employment and compensation matters, to develop, review and evaluate policies and make recommendations with respect to benefit plans and programs or other compensation arrangements, to review and approve discretionary grants under the Company's stock option plans and to report to stockholders in the proxy statement on the Company's compensation policies. The Committee reports and makes recommendations to US Oncology's Board of Directors.

          Components of Executive Compensation. The Compensation Committee focuses primarily on the following three components in forming compensation packages for executive officers:

          .    Base Salary
          .    Incentive Bonuses
          .    Long-Term Incentives

          Base Salary. Base salary levels are intended to be competitive with companies in US Oncology's peer group for employees in similar geographical locations. Salary levels are based upon the executive's background, qualifications and job performance at US Oncology.

          Incentive Bonuses. During 2002, cash bonuses were awarded based upon achievement of individual and Company goals for 2001. The primary basis for awarding cash bonuses has been the achievement of earnings per share goals for that year. Following the engagement of an executive compensation consultant, a review of current policies, and a survey of other compensation practices in the healthcare industry, the Committee designed and adopted a new annual performance incentive plan in early 2002. The Committee intends that the plan will reward strategic, long-term value creation, as measured by objective financial targets. The annual performance incentive plan will award cash bonuses to a broad range of employees, including executive officers. For executives, bonuses will be based entirely on meeting objective financial targets that have been set for growth in EBITDA (earnings before interest, taxes, depreciation and amortization) and improvement in return on invested capital, commonly known as "ROIC," as well as participation in the Company's comprehensive compliance program and adherence to its corporate code of conduct.

          Long-Term Incentives. Stock-based incentives are used to motivate officers to achieve US Oncology's longer-term goals. US Oncology has generally placed greater emphasis on stock-based incentives than on cash bonuses in its compensation strategy for executive officers and will continue to do so. Company and individual performance results are considered when determining discretionary stock-based incentive awards, although no predetermined performance criteria are utilized. During 2002, the Committee recommended adoption of the 2002 Key Executive Performance Stock Option

Plan, which was approved by the Board of Directors and stockholders during 2002. Like the new annual performance incentive plan for bonuses, the Committee intends that the 2002 Key Executive Performance Stock Option Plan will reward strategic, long-term value creation, as measured by objective financial targets, while aligning the incentives of senior executives with those of shareholders. Options to purchase 3,850,000 shares were granted during 2002 to various members of management. Vesting of these options is based on meeting objective ROIC targets during the next several fiscal years, rather than being based on the passage of time or on short-term earnings per share or stock price targets. The Committee believes that ROIC and EBITDA together constitute a broader measure of the economic health and growth of the Company, incorporating profitability, asset productivity, long-term capital investment strategy and returns to stockholders (which would be expected in the form of increased stock price). By relying on long-term stock-based compensation, US Oncology puts a significant portion of each executive officer's total compensation at risk, based upon the financial performance of US Oncology. Furthermore, each executive's personal net worth may increase with any long-term appreciation of US Oncology's stock. In this manner, US Oncology seeks to align the long-term interests of its executive officers with the interests of US Oncology and its stockholders.

          For 2003 the Committee intends to continue its present performance-based compensation strategy, but with more focus on measurable financial objectives as described below. Our compensation philosophy will continue to reward performance for broad-based employees tied to both corporate goals and individual benchmarks, but will focus executive compensation almost exclusively on corporate financial targets.

          Compensation of the Chief Executive Officer. Compensation of the Chief Executive Officer is intended to be competitive with compensation paid by companies in US Oncology's peer group in similar geographical locations. The Chief Executive Officer's salary in 2002 was based upon the Compensation Committee's evaluation of his performance and US Oncology's performance and the achievement of specified goals. Company performance is measured by, among other things, corporate net earnings, revenues and a comparison to US Oncology's peer group. Measurements used to evaluate the Chief Executive Officer, in addition to earnings, include stock price performance and development of sound strategic, operating and expansion plans.

          Omnibus Budget Reconciliation Act of 1993. The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act") imposes a limit of $1,000,000, with certain exceptions, that a publicly held corporation may deduct in any year for the compensation paid to each of its five most highly compensated officers. The Committee intends to try to comply with the provisions of the Budget Act that would preserve the deductibility of executive compensation payments to the greatest extent possible under US Oncology's compensation policy. However, 1,000,000 of the options granted to Mr. Ross during 2000 were granted pursuant to a plan that has not been approved by the Company's stockholders. Accordingly, under the Budget Act, compensation expense attributable to option exercises under that plan in excess of $1,000,000 in any one year would not be deductible by the Company for federal income tax purposes.

Russell L. Carson, Chairman
Robert A. Ortenzio
Boone Powell, Jr.

                                PERFORMANCE GRAPH

          The graph below compares the value as of the last trading day of each of the five years ending with 2002 of $100 invested on December 31, 1997 (the last trading date of that year) in (a) US Oncology common stock, (b) the Nasdaq Stock Market Index and (c) the Nasdaq Health Services Index, an index that includes all U.S. and Canadian healthcare service companies listed on the Nasdaq Stock Market. The values calculated assume the reinvestment of all dividends. The information contained in the performance graph shall not be deemed "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that US Oncology specifically incorporates it by reference into such a filing. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                     [CHART]

                                   Line chart

                                                   Cumulative Total Return
                             ---------------------------------------------------------------
                             12/31/97   12/31/98   12/31/99   12/31/00   12/31/01   12/31/02
                             --------   --------   --------   --------   --------   --------
US Oncology, Inc.             100.00      91.02      30.86      39.46      47.13      54.19
Nasdaq Stock Market (U.S.)    100.00     140.99     261.48     157.42     124.89      86.33
Nasdaq Health Services        100.00      84.77      68.19      93.60     101.20      87.20

                                   PROPOSAL 2:
          APPROVAL OF EXTENSION OF 1993 KEY EMPLOYEE STOCK OPTION PLAN

          Our Board of Directors has adopted, subject to approval by our stockholders, an extension to our 1993 Key Employee Stock Option Plan (as amended and currently in effect, the "Key Employee Plan"), which would extend the period during which stock options may be granted under the Key Employee Plan until December 15, 2008. Currently, no new stock options may be granted under the Key Employee Plan after February 17, 2003. In addition, the extension provides that no Incentive Stock Options may be granted under the Key Employee Plan after February 17, 2003. Historically, no Incentive Stock Options have been granted under the Key Employee Plan, but the plan did permit such grants. The extension does not change the number of shares of stock available for issuance pursuant to options under the plan, nor does it change any other aspect of the plan.

Text of the Extension

          The text of the amendment is as follows:

          Capitalized terms not otherwise defined in this Amendment to the Key Employee Plan have the meanings assigned thereto in the Key Employee Plan.

          The Key Employee Plan is hereby amended as follows:

          (1) Section 6(d) of the Key Employee Plan is hereby amended by adding an additional sentence to the end of such Section 6(d) to read:

               "Anything in the Plan notwithstanding, no Incentive Stock Option shall be granted pursuant to the Plan after the tenth anniversary of the date the Plan was initially adopted by the Board."

          (2) Section 22 of the plan is amended to read in its entirety as follows:

               "22. Effective Date. The Plan shall become effective and shall be deemed to have been adopted on February 17, 1993, if within one year of that date it shall have been approved by the holders of at least the majority of the outstanding Common Stock. No Stock Option shall be granted pursuant to the Plan after December 15, 2008."

Description of the Key Employee Plan

          The following is a description of the Key Employee Plan, as amended by the proposed extension. The Key Employee Plan was adopted by our Board of Directors in March 1993 and approved by our stockholders in February 1994. The Key Employee Plan was subsequently amended in 1999 to increase the number of shares available for option grants under the plan. The Key Employee Plan provides for the grant of nonqualified stock options to employees (including officers who may be members of the Board of Directors) of US Oncology and its subsidiaries, with the number of shares of our common stock available for such stock options equal to 12% of the shares of our common stock outstanding (including shares to be issued to affiliated physicians at specified future dates) at the time of any such grant.

          The Key Employee Plan is administered by our Compensation Committee. The Compensation Committee is authorized, subject to the terms of the Key Employee Plan, to adopt rules and regulations for carrying out the Key Employee Plan, to select eligible participants and to determine all appropriate terms and conditions of the grant of options thereunder, with the decisions of our Compensation Committee binding on us and the participants under the Key Employee Plan. All employees of US Oncology and its subsidiaries, approximately 4,000 individuals as of December 31, 2002, are eligible to receive stock options under the Key Employee Plan. The Key Employee Plan provides for the grant of non-qualified stock options to acquire shares of our common stock. Non-qualified options may not be granted with an exercise price of less than 85% of the fair market value per share of our common stock at the date of grant. The exercise price of an option may be paid in cash, in shares of our common stock or in a combination thereof. Vested options may be exercised during the participant's continued employment with us and for a period expiring on the earliest of (i) the term fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) 30 days following termination of such employment, unless the participant's employment is terminated for cause, in which case vested options terminate at 12:01 a.m. on the date of the participant's termination, or by reason of death, disability or retirement. If the participant's employment is terminated by reason of death, disability or retirement, any vested nonqualified options expire on the earliest of (i) the term fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or
(iii) one year after such termination of employment as a result of death, disability or retirement. In the event of a participant's death or disability, 50% of all shares covered by stock options that are not vested as of the date of such event may be exercised fully and immediately without regard to vesting schedules for the terms described above.

          As of May 12, 2003, options to purchase 16,261,906 shares of our common stock had been granted (exclusive of cancellations) under the Key Employee Plan, of which 8,364,629 were outstanding, with a weighted average exercise price of $7.54. As of May 12, 2003, 1,111,459 shares of our common stock would be available for grant under the Key Employee Plan, assuming the proposed extension to the plan is approved. The closing price of our common stock on May 12, 2003 was $7.98.

          The number of options that will be granted and to whom they will be allocated under the Key Employee Plan in the future are not determinable at this time.

Certain Federal Income Tax Consequences

          The Key Employee Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. To date, all options granted under the Key Employee Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Key Employee Plan an "employee stock purchase plan," under Sections 422 through 424 of the Internal Revenue Code. Recipients of such nonqualified options under the Key Employee Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of our common stock on such date exceeds the exercise price of the options.

          We are authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares upon exercise of such nonqualified options issued under the Key Employee Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. We will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

Vote Required for Approval

          Approval of the proposed amendment to the Key Employee Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 1993 KEY EMPLOYEE STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                                   PROPOSAL 3:
            APPROVAL OF EXTENSION OF 1993 AFFILIATE STOCK OPTION PLAN

          Our Board of Directors has adopted, subject to approval by our stockholders, an extension to our 1993 Affiliate Stock Option Plan (as amended and currently in effect, the "Affiliate Plan"), which would extend the period during which stock options may be granted under the Affiliate Plan until December 15, 2008. Currently, no new stock options may be granted under the Affiliate Plan after December 15, 2003. The extension does not change the number of shares of stock available for issuance pursuant to options under the plan, nor does it change any other aspect of the plan.

Text of the Extension

          The text of the amendment is as follows:

          Capitalized terms not otherwise defined in this Amendment to the Affiliate Plan have the meanings assigned thereto in the Affiliate Plan.

          The Affiliate Plan is hereby amended as follows:

          (1) Section 21 of the plan is amended to read in its entirety as follows:

               "21. Effective Date. The Plan shall become effective and shall be deemed to have been adopted on December 15, 1993, if within one year of that date it shall have been approved by the holders of at least the majority of the outstanding Common Stock. No Stock Option shall be granted pursuant to the Plan after December 15, 2008."

Description of the Affiliate Plan

          The following is a description of the Affiliate Plan, as amended by the proposed amendment.

          The Affiliate Plan was adopted by our Board of Directors in December 1993 and approved by our stockholders in February 1994. It was subsequently amended in June 1999 to increase the number of shares available for option grants under the plan. The Affiliate Plan provides only for the grant of nonqualified stock options to individuals who are not our or our subsidiaries' employees at the time of the grant of the option, but whose services or efforts are necessary or desirable in connection with our operation, administration or management, with the total number of shares of our common stock available for such stock options equal to 3,000,000 shares of our common stock. Options under the Affiliate Plan have been historically granted to physicians and other clinical employees of affiliated physician groups in order to align their incentives with those of US Oncology.

          The Affiliate Plan is administered by our Compensation Committee, which is authorized, subject to the terms of the Affiliate Plan, to adopt rules and regulations for carrying out the Affiliate Plan, to select eligible participants and to determine all appropriate terms and conditions of the grant of options thereunder, with the decisions of the Compensation Committee binding on us and the participants under the Affiliate Plan.

          The Affiliate Plan provides for the grant of non-qualified stock options to acquire shares of our common stock. Non-qualified options may not be granted with an exercise price less than 85% of the fair market value per share of our common stock at the date of grant. The exercise price of an option may be paid in cash, in shares of our common stock or in a combination thereof. Vested options may be exercised during the participant's continued relationship with us and for a period expiring on the earliest of (i) the terms fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) 30 days following termination of such relationship, unless the participant's relationship is terminated for cause, in which case vested options terminate at 12:01 a.m. on the date of the participant's termination, or by reason of death, disability or retirement. If the participant's relationship is terminated by reason of death, disability or retirement, any vested options expire on the earliest of (i) the term fixed by the Compensation Committee (which term shall not exceed ten years from the grant date), (ii) if the Compensation Committee fails to fix a term, ten years from the grant date or (iii) one year after the participant's death or disability. In the event of a participant's death or disability, 50% of all shares covered by stock options that are not vested as of the date of such event may be exercised fully and immediately without regard to vesting schedules for the terms described above.

          As of May 12, 2003, options to purchase 2,211,000 shares of our common stock had been granted (exclusive of cancellations) under the Affiliate Plan, of which 1,764,450 were outstanding, with a weighted average exercise price of $8.77. As of May 12, 2003, 1,061,600 shares of our common stock remained available for grant under that plan. The closing price of our common stock on May 12, 2003 was $7.98.

          The number of options that will be granted and to whom they will be allocated under the Affiliate Plan in the future are not determinable at this time.

Certain Federal Income Tax Consequences

          The Affiliate Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. Options granted under the Affiliate Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Affiliate Plan an "employee stock purchase plan," under Sections 422 through 424 of the Internal Revenue Code. Recipients of options under the Affiliate Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of our common stock on such date exceeds the exercise price of the options.

          We are authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares issued under the Affiliate Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. We will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

Vote Required for Approval

          Approval of the proposed amendment to our 1993 Affiliate Stock Option Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 1993 AFFILIATE STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                                   PROPOSAL 4:
      APPROVAL OF EXTENSION OF 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

          Our Board of Directors has adopted, subject to approval by our stockholders, an amendment to our 1993 Non-Employee Director Stock Option Plan (the "Director Plan") which would extend the period during which stock options may be granted under the Director Plan until December 15, 2008. Currently, no new stock options may be granted under the Director Plan after June 28, 2003. The amendment does not change the number of shares of stock available for issuance pursuant to options under the plan, nor does it change any other aspect of the plan.

Text of the Extension

          The text of the amendment is as follows:

          Capitalized terms not otherwise defined in this Amendment to the Director Plan have the meanings assigned thereto in the Director Plan.

          The Director Plan is hereby amended as follows:

          (1) Section V of the Director Plan is amended to read in its entirety as follows:

               "V. TERM

               The term of this Plan commences on the Effective Date and terminates on December 15, 2008. This Plan shall remain in effect for the purposes of administration of any Option granted pursuant to its provisions and no such Option granted during the term of this Plan shall be adversely affected by the termination of the Plan."

Description of the Director Plan

          The following is a description of the Director Plan, as amended by the proposed amendment.

          The Director Plan was adopted by US Oncology's Board of Directors in June 1993 and by US Oncology's stockholders in February 1994. The plan was subsequently amended in 1999 and 2000 to alter the number of shares subject to automatic option grants under the Director Plan each year. The Director Plan provides for the automatic grant of options to each director of US Oncology who is not an employee or officer of US Oncology. On the date of each annual meeting of stockholders of US Oncology, each eligible director who is in office after giving effect to the elections held at such meeting will receive a grant of options to purchase 5,000 shares of US Oncology common stock. In addition, each eligible director who is appointed to a board committee at the first board meeting after each annual meeting of stockholders would receive an option to purchase 1,000 shares of US Oncology common stock for each such committee to which such eligible director is appointed. The purchase price of shares subject to stock options granted pursuant to the Director Plan must be the fair market value (as defined in the Director Plan) of the shares on the date the option is granted. The number of shares subject to stock options granted pursuant to the Director Plan is subject to adjustment in the event of a subdivision or consolidation of shares, other capital readjustment or payment of a stock dividend. Each stock option granted under the Director Plan has a term of ten years from its grant date. The exercise price of an option may be paid in cash, in shares of US Oncology common stock or in a combination thereof. If the termination of directorship occurs by reason of death of an eligible director, all unexercised stock options become immediately exercisable and may be exercised until one year from the date of death or until the earlier expiration of the stock option. If the termination of a directorship occurs other than by reason of death of the eligible director, all unexercised options expire three months following the termination of the directorship, unless the stock option terminates earlier pursuant to the Director Plan.

          Under the Director Plan, as of May 12, 2003, options to purchase an aggregate of 513,000 shares of our common stock had been granted (exclusive of cancellations) to the eligible directors, and 318,000 were outstanding at a weighted average exercise price of $9.32 per share. As of May 12, 2003, 186,000 additional shares of common stock were available for grant under the Director Plan. The closing price of our common stock on May 12, 2003 was $7.98.

Certain Federal Income Tax Consequences

          The Director Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. Options granted under the Director Plan are "nonstatutory stock options" and not "restricted," "qualified" or "incentive" stock options, nor is the Director Plan an "employee stock purchase plan," under Sections 422 through 424 of the Internal Revenue Code. Recipients of options under the Director Plan recognize no income for federal income tax purposes when options are granted, but recognize ordinary income on the date of exercise to the extent that the fair market value of our common stock on such date exceeds the exercise price of the options.

          We are authorized to withhold any tax required to be withheld from the amount considered as ordinary income to the recipient of shares issued under the Director Plan. In the event that funds are not otherwise available to cover any required withholding tax, the recipient will be required to provide such funds before the shares are issued. We will ordinarily be entitled to a deduction equivalent to the amount of ordinary income recognized by optionees.

Director Plan Benefits Table

          It is expected that the following grants would be made under the Director Plan, as amended, during fiscal 2003:

         Name and Position           Total Shares Underlying Option Grants(1)
         -----------------           ----------------------------------------
Non-executive directors as a group                     53,000

(1) No dollar value or exercise price is assigned to the stock options because the exercise price will be the fair market value of the underlying US Oncology common stock on the date of grant.

Vote Required for Approval

          Approval of the proposed amendment to our 1993 Non-Employee Director Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO OUR 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

             SECURITIES TO BE ISSUED UNDER EQUITY COMPENSATION PLANS

          The following table shows, as of December 31, 2002, (i) how much US Oncology common stock is to be issued upon the exercise of all of the options granted under each of our stock option plans, (ii) the weighted average exercise price of those options and (iii) how many shares of our common stock are available for new option grants under the plans.

                                                                                                          (c)
                                                                                                 Number of Securities
                                                                                                  Remaining Available
                                                              (a)                   (b)           for Future Issuance
                                                      Number of Securities   Weighted-Average        Under Equity
                                                       to be Issued Upon     Exercise Price of    Compensation Plans
                                                          Exercise of           Outstanding      (excluding securities
                                                      Outstanding Options,   Options, Warrants    reflected in column
                  Plan Category                        Warrants and Rights       and Rights               (a))
---------------------------------------------------   --------------------   -----------------   ---------------------
Equity Compensation Plans approved by security
   holders:

   .   2002 Key Executive Performance Stock Option
       Plan                                                 3,850,000              $ 7.02              1,150,000
   .   1993 Key Employee Stock Option Plan                  8,501,942              $ 7.55              1,098,509
   .   1993 Affiliate Stock Option Plan                     1,730,450              $ 8.79              1,095,600
   .   1993 Non-Employee Director Stock Option Plan           350,000              $ 9.32                186,000
   .   1993 Everson Stock Option Plan                         220,092              $ 4.77                      0
   .   Physician Reliance Network Stock Option Plan
       for outside directors                                   64,868              $11.79                      0
   .   Physician Reliance Network Stock Option Plan
                                                              535,285              $10.86                      0
                                                           ----------                                  ---------
          Total for plans approved by stockholders         15,263,637                                  3,530,109
                                                           ==========                                  =========

Equity Compensation Plan not approved by security holders:

   .   2000 Chief Executive Officer Stock Option
       Plan                                                 1,000,000              $ 4.96                      0
                                                           ----------                                  ---------

          Total for all plans                              16,263,637              $ 7.52              3,544,479
                                                           ==========                                  =========

          If the amendments to our stock option plans described in this proxy statement are not approved, no additional shares could be granted under the Key Employee Stock Option Plan after February 17, 2003, no additional shares could be granted under the Affiliate Stock Option Plan after December 15, 2003 and no additional shares could be granted under the Non-Employee Director Stock Option Plan after June 28, 2003.

          The 2000 Chief Executive Officer Stock Option Plan provided for a one-time grant of an option to purchase 1,000,000 shares of our common stock issued to our Chief Executive Officer, R. Dale Ross. The option was granted on December 14, 2000. The option vested in its entirety six months after the grant date and remains exercisable until the tenth anniversary of the grant date. The 2000 Chief Executive Officer Stock Option Plan was approved by our Board of Directors, but was not submitted for stockholder approval.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

          The Audit Committee consists of three non-employee members of the Board of Directors. Each year, directors being considered for inclusion on the Committee provide a written statement to the full Board detailing any relationships they have with the Company, directly or indirectly, that might affect their independence from the Company. Based in part on these representations, the Board elects the Committee members if it determines that
(1) all are "independent" as that concept is defined in the applicable rules of Nasdaq, (2) all of them are financially literate and (3) at least one of them has accounting or related financial management expertise. The Board of Directors has elected the undersigned as members of the Committee and adopted a written charter setting forth the procedures and responsibilities of the Audit Committee.

          The function of the Committee is to assist the Board in fulfilling its oversight responsibilities through regular or special meetings with management and the independent accountants on matters relating to

     . the Company's financial reporting in the Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K,
     .    the Company's system of internal controls,
     .    the Company's disclosure controls and procedures,
     .    the Company's audit and accounting processes generally and
     . the Company's systems and policies to comply with applicable laws and regulations.

          In carrying out this function, the Committee provides independent and objective oversight of the performance of the Company's financial reporting process, system of internal controls and legal and regulatory compliance system. The Committee provides for open, ongoing communication among the independent accountants, financial and senior management, internal auditors, compliance officers and the Board concerning the Company's financial and compliance position and affairs. The Committee has the power to conduct or authorize investigations into any matters within its scope of responsibilities and is empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation. The Committee's responsibility is oversight, and it recognizes that the Company's management is responsible for preparing the Company's financial statements and complying with applicable laws and regulations.

          Management is responsible for the Company's financial reporting process including its system of internal controls and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Company and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Company's financial statements has been carried out in accordance with generally accepted auditing standards or that our Company's independent accountants are in fact "independent."

          The Committee met ten times during 2002. In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's outside auditors to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee discussed with the Company's outside auditors and management the critical accounting policies of the Company and key estimates used in preparing financial statements, as well as the quality of the Company's financial reporting. The Committee's review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61

(Communication with Audit Committees). With respect to the Company's outside auditors, the Committee, among other things, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program. On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

                                                  Members of the Audit Committee

                                                  Richard B. Mayor (Chairman)
                                                  James E. Dalton, Jr.
                                                  Robert A. Ortenzio

                                   PROPOSAL 5:
                     RATIFICATION OF INDEPENDENT ACCOUNTANTS

          The Company is asking its stockholders to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2003. In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors or the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company's best interests.

          PricewaterhouseCoopers LLP has acted as the Company's independent accountants since the Company's formation in 1992. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and available to respond to appropriate questions.

Vote Required for Approval

          Ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the year 2003 requires the affirmative vote of a majority of our shares of common stock that are present or represented and entitled to vote at the Annual Meeting.

Recommendation of the Board of Directors

          OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP TO SERVE AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR 2003. DULY EXECUTED PROXIES WILL BE SO VOTED UNLESS A CONTRARY INDICATION IS MADE.

                          INDEPENDENT ACCOUNTANTS' FEES

Audit Fees

          Aggregate fees for professional services rendered by PricewaterhouseCoopers LLP in connection with the audits of our financial statements for the fiscal year ended December 31, 2002 and review of our Forms 10-Q during 2002 were $525,000.

Financial Systems Design and Implementation Fees

          During 2002, PricewaterhouseCoopers LLP rendered no professional services in connection with the design and implementation of financial information systems.

All Other Fees

          In addition to the fees described above, aggregate fees of $1,100,000 were paid to PricewaterhouseCoopers LLP during 2002 for other professional services, including (a) $701,000 in tax fees for State and Federal tax compliance and advisory services, (b) $237,000 in audit-related fees for services such as employee benefit plan audits and the performance of agreed-upon procedures and (c) $162,000 in other fees, principally for consulting services related to insurance and risk management.

          The Audit Committee has discussed the non-audit services provided by PricewaterhouseCoopers LLP and the related fees and has considered whether those services and fees are compatible with maintaining auditor independence. The Committee determined that such non-audit services were consistent with the independence of PricewaterhouseCoopers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We do not believe that any of the transactions described below were made on terms less favorable to us than those that would have been available from unaffiliated parties and do not anticipate entering into transactions with affiliated parties in the future on terms less favorable than those that would be available from unaffiliated parties.

          Dr. Rogoff, a former director of US Oncology, is a practicing physician with Arizona Oncology Associates, P.C., a physician group managed by us since January 1995. During 2002, Arizona Oncology Associates, P.C. paid us management fees of $5.5 million, excluding reimbursement for direct expenses of that physician group. Dr. Rogoff resigned from the Board in February 2002.

          Dr. Jones, who is one of our directors, and Dr. Bailes, who is our Executive Vice President, are employed by Texas Oncology, P.A. We and Texas Oncology, P.A. are parties to a service agreement pursuant to which we provide Texas Oncology, P.A. with comprehensive management and development services. During 2002, Texas Oncology, P.A. paid us aggregate fees of approximately $389 million pursuant to the service agreement. That fee amount is equal to 33.5% of the earnings before interest and taxes of Texas Oncology, P.A., subject to certain adjustments, plus direct expenses of Texas Oncology, P.A. Texas Oncology, P.A. beneficially owns approximately 1.5% of our outstanding common stock. At December 31, 2002, Texas Oncology, P.A. was indebted to us in the aggregate amount of approximately $6.3 million. This indebtedness was incurred when we advanced working capital to Texas Oncology, P.A. for various uses, including the development of new markets and physician salaries and bonuses. This indebtedness bears interest at a rate negotiated by us and Texas Oncology, P.A. that approximates the published prime lending rate (4.25% at December 31, 2002).

          Mr. Powell, one of our directors, is the former Chairman of Baylor Health Care System, of which Baylor University Medical Center ("BUMC") is a part. We lease facilities from affiliates of BUMC. Additionally, affiliates of BUMC provide us various services, including telecommunications and maintenance services. In 2002, payments by us to BUMC totaled an aggregate of approximately $3.0 million for these services.

          Dr. Schwartz, one of our directors, is president and medical director of Minnesota Oncology Hematology, P.A. ("Minnesota Oncology"). We and Minnesota Oncology entered into a service agreement effective July 1, 1996. During 2002, Minnesota Oncology paid us an aggregate of approximately $5.7 million excluding reimbursement for direct expenses of Minnesota Oncology, pursuant to its service agreement.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under U.S. securities laws, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their initial ownership of, and change in ownership of, our common stock to the Securities and Exchange Commission. Specific due dates have been established for the filing of these reports.

          Based solely on a review of Forms 3 and 4 and amendments thereto furnished to us during 2002 and Forms 5 and amendments thereto with respect to 2002, we believe that during 2002 our officers, directors and 10% shareholders complied with requirements for reporting ownership and ownership changes in US Oncology common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934.

                STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

          In accordance with the rules established by the Securities and Exchange Commission, any stockholder proposal intended for inclusion in the proxy statement and form of proxy for next year's annual meeting of stockholders, which is anticipated to be held in May 2004, must be received by the Company no later than January 16, 2004. Such proposal should be sent to the Secretary of the Company at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

                                  OTHER MATTERS

          We do not know of any other matters to be submitted to the stockholders at the Annual Meeting.

                               FRONT SIDE OF PROXY

--------------------------------------------------------------------------------

                                US ONCOLOGY, INC.
                                 ANNUAL MEETING
                                  JUNE 25, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of US Oncology, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held June 25, 2003, or any adjournment thereof.

     This proxy will be voted in the manner directed herein and in accordance with the accompanying Proxy Statement. Receipt of the Proxy Statement and the Annual Report for the fiscal year ended December 31, 2002 is hereby acknowledged. If no direction is made, this proxy will be voted FOR proposals, 1, 2, 3, 4 and 5 which are being proposed by the Board of Directors of US Oncology, Inc.

                       (TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------

                               BACK SIDE OF PROXY

--------------------------------------------------------------------------------

                      PLEASE MARK, DATE AND SIGN THIS PROXY

1.   ELECTION OF THREE CLASS I DIRECTORS:
     Nominees: J. Taylor Crandall, James E. Dalton, Jr., Burton S. Schwartz,
     M.D.
     [ ] VOTE FOR all nominees listed, except as marked to the contrary (if any).
          (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2.   EXTENSION OF 1993 KEY EMPLOYEE STOCK OPTION PLAN
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

3.   EXTENSION OF 1993 AFFILIATE STOCK OPTION PLAN
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

4.   EXTENSION OF 1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

5. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS
     [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

6. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                    Signature(s) of Stockholder(s)


                                    --------------------------------------------

                                    --------------------------------------------

                                    --------------------------------------------

                                    Dated:                    , 2003
                                          --------------------

--------------------------------------------------------------------------------

   Appendix [not included in notice and proxy statement sent to stockholders]

                        AMERICAN ONCOLOGY RESOURCES, INC.
                 1993 KEY EMPLOYEE STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the 1993 Key Employee Stock Option Plan (the "Plan"), is to provide an additional incentive to eligible key employees, upon whom rest major responsibilities for the successful operation, administration, and management of American Oncology Resources, Inc., a Delaware corporation (the "Company"). It is recognized that the present and potential contributions of the key employees are important to the continued success of the Company. The Plan is also intended to be used to retain highly qualified persons for the successful conduct of the business of the Company. It is intended that these purposes will be enhanced through the awarding of Stock Options.

     2. Definitions. As used herein the words and phrases below shall have the following meanings:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the committee, which shall be comprised of at least two and not more than four members who are disinterested persons as defined under rules and regulations promulgated under Section 16(b) of the Exchange Act and who shall be members of the Board, appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.

          (d) "Common Stock" shall mean the common stock of the Company, $.01 par value per share, regardless of the series or class.

          (e) "Company" shall mean American Onocology Resources, Inc., a Delaware corporation.

          (f) "Disability" shall mean the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee's determination as to whether a Participant has incurred a Disability shall be final and conclusive as to all interested parties.

          (g) "Eligible Employee" shall mean a key employee of the Company as determined pursuant to Section 4.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" shall mean, with respect to a share of Common Stock on any date herein specified, the average daily Closing Price per share of Common Stock for the ten (10) consecutive trading days commencing fifteen
     (15) trading days before the date in question. The term "Closing Price" of per share of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price of the shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Common Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or
     (iii) if on any such trading days the shares of Common Stock are not quoted by any such organization, the fair market value per share of Common Stock on such day(s), as determined in good faith by the Committee.

          (j) "Incentive Stock Option" shall mean a stock option granted by the Committee to an Eligible Employee under the Plan which is designated by the Committee as an Incentive Stock Option and intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (k) "Nonqualified Stock Option" shall mean a stock option granted by the Committee to an Eligible Employee under the Plan, which is not designated by the Committee as an Incentive Stock Option.

          (l) "Participant" shall mean any individual who has received an award of a Stock Option and has not exercised the Stock Option and received the Common Stock subject to the Stock Option.

          (m) "Plan" shall mean the 1993 Key Employee Stock Option Plan, as herein set forth and as amended from time to time.

          (n) "Retirement" shall mean the termination of employment from the Company constituting retirement as determined by the Committee.

          (o) "Securities Act" shall mean the Securities Act of 1933, as now in effect or as hereafter amended.

          (p) "Stock Option" shall mean an Incentive Stock Option or Nonqualified Stock Option pursuant to which a Participant is eligible to acquire Common Stock pursuant to the terms and conditions of the Plan and the Stock Option Agreement.

          (q) "Stock Option Agreement" shall mean the agreement described in
     Section 7.

          (r) "Terminated For Cause" shall mean that a Participant's employment is terminated as a result of a breach of his or her written employment agreement, if the Participant is subject to a written employment agreement, or if the Committee determines that such Participant is being terminated as a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or its business interests or reputation.

     3. Administration of the Plan. The Plan shall be administered by the Committee appointed by the Board. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, determine the Eligible Employees, determine the number of Stock Options, if any, to be awarded to each Eligible Employee, determine whether a Stock Option shall be an Incentive Stock Option or a Nonqualified Stock Option, determine the exercise price of each Stock Option, determine the vesting period and vesting conditions for Stock Options, determine the series or class of Common Stock to be subject to the Stock Option, determine the Fair Market Value of Common Stock, and interpret, construe, and implement the provisions of the Plan. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. The Committee shall hold its meetings at such times and places as it deems advisable. All members of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

     4. Eligible Employees. The individuals who shall be eligible to participate in the Plan shall be such key employees (including officers who may be members of the Board of Directors) of the Company, or of any subsidiary of the Company, as the Committee shall determine from time to time. No person will be eligible for the grant of any Incentive Stock Option who owns or would own immediately before the grant of such Incentive Stock Option, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, a subsidiary or a parent corporation. This restriction does not apply if, at the time such Incentive Stock Option is granted, the Incentive Stock Option exercise price is at least 110% of the Fair Market Value on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant. For the purpose of this Section 4, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an Eligible Employee's percentage ownership.

     5. Shares of Common Stock Subject to the Plan. The number of shares of Common Stock available for Stock Options shall equal 12% of the sum of the Company's outstanding Common Stock as of the effective date of the Plan plus the number of shares of Common Stock issued by the Company after such effective date (including, solely for determining the number of shares available for Stock Options, shares of Common Stock agreed to be issued to physicians (or their affiliates) in connection with such physician's (or their affiliates') direct or indirect agreement to enter into long-term management agreement with the Company (or a subsidiary thereof)), provided, however, that the number of shares available for Incentive Stock Options shall not exceed 375,888 shares; and provided further, however, that all outstanding and previously exercised Stock Options shall be applied against the number of shares of Common Stock available under the Plan. The shares of Common Stock available under the Plan may consist of shares of any series of Common Stock provided that the rights of such shares to dividends, to liquidation proceeds and to share in the appreciation in the value of the Company shall be not less than the rights of any other series of Common Stock. If any Stock Option shall expire or terminate for any reason, without being exercised, shares of Common Stock subject to such Stock Option shall again be available for grant in connection with grants of subsequent Stock Options.

     6. Stock Option Terms.

          (a) Exercise Price. The exercise price per share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that with respect to a Nonqualified Stock Option, such exercise price shall not be less than 85% of the Fair Market Value per share of such Common Stock on the date of grant, as determined by the Committee, and that with respect to an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per share of such Common Stock on the date of grant, as determined by the Committee.

          (b) Term. The Committee shall fix the term of each Stock Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant.

          (c) Exercise; Transferability. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part; provided, however, that other than as provided in Section 10, in no event shall a Stock Option be exercisable before the expiration of six months from the date of its grant or after ten years from the date of its grant. Stock Options shall not be transferable by the Participant otherwise than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) and shall be exercisable only by him or by his duly appointed personal representative.

          (d) Incentive Stock Options. Anything in the Plan notwithstanding, the aggregate Fair Market Value (determined as of the time the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any single calendar year (under the Plan and any other incentive stock option plans of the Company and its subsidiaries or any parent corporation) shall not exceed the sum of $100,000 (or such other limits as may be required by the Code). Anything in the Plan notwithstanding, no Incentive Stock Option shall be granted pursuant to the Plan after the tenth anniversary of the date the Plan was initially adopted by the Board.

          (e) Method of Exercise. Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. In its sole and absolute discretion, the Committee may require as an additional condition to the issuance of Common Stock upon exercise of a Stock Option that the optionee furnish the Committee with an executed copy of a shareholder agreement and/or voting agreement in such form as may be required by the Committee at the time notice of exercise is delivered to the Company. Such shareholder agreement may impose significant restrictions on the transfer of the Common Stock received upon exercise of the Stock Option. In addition, the Committee may require that there be presented to, and filed with it, such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution.

          (f) Withholding. Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth in clause (e) above or in the manner permitted by clause (g) below. With respect to shares received by a Participant pursuant to the exercise of an Incentive Stock Option, if such Participant disposes of any such shares within two years from the date of grant of such option or within one year after the transfer of such shares to the Participant, the Company shall have the right to withhold from any salary, wages or other compensation payable by the Company to the Participant an amount sufficient to satisfy federal, state and local withholding tax requirements attributable to such disposition.

          (g) Alternative Payment for Stock. Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Committee, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

          The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Participant to purchase shares pursuant to exercise of a Stock Option and/or to pay withholding taxes on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

          (h) Notification with Respect to Incentive Stock Options. Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (i) within two years after the date of the grant of the Incentive Stock Option under which the stock was acquired or (ii) within one year after the transfer of such shares to such Participant pursuant to exercise shall notify the Company of such disposition and of the amount realized and of the adjusted basis in such shares.

     7. Stock Option Agreement. The Stock Options awarded to an Eligible Employee shall be evidenced by a separate written agreement (the "Stock Option Agreement") which shall be subject to the terms and provisions of the Plan, and which shall be signed by the Participant and by the President or a Vice-President of the Company, other than the Participant, in the name of and on behalf of the Company. The Stock Option Agreement shall contain such provisions as the Committee in its discretion deems advisable. In the event of any inconsistency or conflict between the terms of the Plan and a Stock Option Agreement, the terms of the Plan shall govern.

     8. Termination of Employment, Death, Disability and Retirement.

          (a) Termination of Employment. If a Participant's employment is terminated for any reason whatsoever other than death, Disability or Retirement, with respect to any Stock Option granted pursuant to the Plan outstanding at the time, unless otherwise established by the Committee, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Stock Option vested as of the date of termination for a period expiring on the earlier of (i) the expiration date set forth in the Stock Option Agreement or (ii) thirty (30) calendar days after such termination date and, thereafter, the Stock Option and the Participant's rights thereunder shall be completely terminated; provided, however, that if a Participant is Terminated for Cause, such Participant's right to exercise the vested portion of his or her Stock Option shall terminate as of 12:01 a.m. on the date of termination of employment.

          (b) Retirement. Unless otherwise approved by the Committee, upon the Retirement of a Participant:

               (i) any nonvested portion of any outstanding Stock Option shall immediately terminate and no further vesting shall occur;

               (ii) any vested Nonqualified Stock Option shall expire on the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Nonqualified Stock Option; or (B) the expiration of one year after the date of Retirement; and

               (iii) any vested Incentive Stock Option shall expire on the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Incentive Stock Option; or (B) the expiration of three (3) months after the date of Retirement.

          (c) Death or Disability. Upon termination of employment as a result of death or Disability:

               (i) 50% of any nonvested portion of any outstanding Stock Option shall immediately and fully vest notwithstanding the original vesting schedule;

               (ii) any vested Nonqualified Stock Option (including those vested pursuant to Section (c)(i)) shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Nonqualified Stock Option or (B) the first anniversary of such termination of employment as a result of death or Disability; and

               (iii) any vested Incentive Stock Option (including those vested pursuant to Section (c)(i)) shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Incentive Stock Option or (B) the expiration of three (3) months after such termination of employment as a result of death and the first anniversary of such termination of employment as a result of Disability.

     9. Requirements of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     10. Change in Stock and Adjustments. The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Stock Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

     After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number and class of shares of Common Stock with respect to which such Stock Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number and class of shares of Common Stock which he would have otherwise received upon exercise of such Stock Option.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) unless otherwise provided in the Participant's Stock Option Agreement, any limitations set forth in or imposed pursuant to Section 8 hereof shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) unless otherwise provided in the Participants's Stock Option Agreement, each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to Section 8 hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event the acceleration of vesting provided by clause (ii) or (iii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant shall designate, and the Participant shall be entitled to designate from among his unvested Stock Options those Stock Options which shall not be subject to accelerated vesting.

     Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

     11. No Rights as Stockholder. A holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in
Section 10, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     12. No Effect on Employment Relationship. Participation in the Plan shall not confer upon any employee any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate any employee's employment at any time.

     13. No Fund Established. It is not intended that awards under this Plan be set aside in a trust which would qualify as an employee's trust within the meaning of sections 401 or 402 of the Internal Revenue Code of 1986, as amended, or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

     14. No Assignment or Alienation of Benefits. Except as contemplated by
Section 6(c), no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

     15. Liability and Indemnification of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expense incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of matters in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within thirty (30) days after institution of any such action, suit, or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This indemnity expressly includes any claims arising out of or based upon the negligence of the member of the Committee. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

     16. Substitution Option. Stock Options may be granted under this Plan from time to time in substitution for stock options held by employees (or nonemployee directors) of another corporation who are about to become employees (or nonemployee directors) of the Company as the result of a merger or consolidation with the Company, or the acquisition by the Company of the assets of the other corporation, or the acquisition by the Company of stock of the other corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute Stock Options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options for which such substitute Stock Options are granted.

     17. Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this Plan.

     18. Amendment and Termination. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Common Stock, the Board may not (i) change the aggregate number of shares which may be issued under Stock Options pursuant to the provisions of the Plan;
(ii) reduce the option price at which Stock Options may be granted to an amount less than 85% of the Fair Market Value per share at the time the Stock Option is granted, or otherwise materially increase the benefits accruing to Participants under the Plan; or (iii) change the class of persons eligible to receive Stock Options. No amendment or termination may adversely affect any vested right of a Participant without the written consent of such Participant.

     19. No Guarantee of Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

     20. Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     21. Governing Law. The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

     22. Effective Date. The Plan shall become effective and shall be deemed to have been adopted on February 17, 1993, if within one year of that date it shall have been approved by the holders of at least the majority of the outstanding Common Stock. No Stock Option shall be granted pursuant to the Plan after December 15, 2008.

     23. Stockholders Approval. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the holders of at least a majority of the outstanding stock (unless applicable state law or the Company's charter or by-laws require a greater number) of the Company entitled to vote thereon voting in person, or by proxy, at a duly held stockholders' meeting, and no shares of Common Stock shall be issued under the Plan until such approval has been secured.

EXHIBIT A

                        AMERICAN ONCOLOGY RESOURCES, INC.

                             STOCK OPTION AGREEMENT
                  UNDER THE 1993 KEY EMPLOYEE STOCK OPTION PLAN

     This agreement is made as of                 , 199  , between American
                                  ----------------     --
Oncology Resources, Inc., a Delaware corporation (the "Company"), and
                      ("Participant").
---------------------

     WHEREAS, the Company has adopted the 1993 Key Employee Stock Option Plan (the "Plan"), which permits the grant of stock options ("Stock Options") to purchase shares of the Company's common stock, par value $.01 per share, regardless of the series or class ("Common Stock"), to eligible key employees; and

     WHEREAS, Participant is employed by the Company, and the Company wants to issue Stock Options to Participant;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1. Definitions. Any capitalized term used and not otherwise defined herein shall have the meaning ascribed to such term in the Plan.

     Section 2. Grant of Stock Option. The Company hereby grants to Participant
the option to purchase up to          shares of Common Stock at an exercise
                             --------
price of $      per share. The Stock Options granted by this Section 2 may, as
          -----
provided by the Plan, be exercised in whole or in part at any time after the Stock Options are vested as provided in Section 3 below. In no event may the Stock Options be exercised in whole or in part, after the expiration of the term described in Section 5 below.

     Section 3. Vesting Schedule. Except to the extent otherwise provided by the Plan, the Stock Options granted under Section 2 shall vest and be exercisable as provided in the following schedule:

Date                                         Percentage of Stock Options Vested
----                                         ----------------------------------


     However, all shares covered by the Stock Options may be exercised fully and immediately without regard to the vesting schedule set forth in this section in the event of the occurrence of an event specified in the fourth paragraph of
Section 10 of the Plan, and 50% of all shares covered by the Stock Options that are not then vested may be exercised fully and immediately without regard to the vesting schedule set forth in this section in the event of the Participant's death or Disability, as provided for in Section 8(c) of the Plan.

     Section 4. Characterization of Stock Options. A Stock Option granted under
Section 2 will constitute an Incentive Stock Option or Nonqualified Option as set forth in the following schedule:

Date             Incentive Stock Options             Nonqualified Stock Options
----             -----------------------             --------------------------


     When exercising a Stock Option, the Participant shall notify the Company whether the Stock Option exercised is an Incentive Stock Option or a Nonqualified Stock Option. The Company shall maintain appropriate records concerning the number and types of Stock Options that are exercised by the Participant.

     Section 5. Expiration Date of Stock Option. The Stock Options granted pursuant to this Stock Option Agreement shall expire and be of no force and effect on the first to occur of the following:

     (a) 11:59 p.m. on the day before the tenth anniversary of the date of this Agreement;

     (b) upon termination of employment as a result of death or Disability: (i) 50% of any nonvested portion of any outstanding Stock Options shall immediately and fully vest notwithstanding the original vesting schedule; (ii) any vested Nonqualified Stock Option (including those vested pursuant to Section 5(b)(i)) shall expire upon the earlier of
          (A)               or (B) the first anniversary of such termination of
              -------------
          employment as a result of death or Disability; and (iii) any vested Incentive Stock Option (including those vested pursuant to Section
          5(b)(i)) shall expired upon the earlier of (A)                      or
                                                         --------------------
          (B) the expiration of three (3) months after such termination of employment as a result of death and the first anniversary of such termination of employment as a result of Disability.

     (c)  unless otherwise approved by the Committee, upon the Retirement of the
          Participant: (i) any nonvested portion of any outstanding Stock Option shall immediately terminate and no further vesting shall occur; (ii) any vested Nonqualified Stock Option shall expire on the earlier of
          (A)                   or (B) the expiration of one year after the date
              -----------------
          of Retirement; and (iii) any vested Incentive Stock Option shall
          expire on the earlier of (A)                   or (B) the expiration
                                       -----------------
          of three (3) months after the date of Retirement; or

     (d) the expiration of thirty (30) calendar days from the date of termination of the Participant's employment with the Company for any reason other than death, Disability or Retirement; provided, however, that if Participant is Terminated for Cause, as defined in the Plan, Participant's right to exercise a Stock Option shall terminate as of 12:01 a.m. on the date of termination of employment.

     Section 6. Compliance with Securities Law. The Company shall not be required to sell or issue any shares under this Stock Option Agreement if the issuance of such shares shall constitute a violation by the Participant or the Company of any provisions of any law, statute, or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or as hereafter amended (the "Act"), upon exercise of this Stock Option, the Company shall not be required to issue any such shares unless the Committee, as defined under the Plan, has received evidence satisfactory to it to the effect that the Participant will not transfer such shares except pursuant to a registration statement in effect under the Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding, and conclusive. In the event the shares issuable on exercise of the Stock Option are not registered under the Act, the Company may imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act:

          "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any state and may not be sold or transferred except upon such registration or upon receipt by the Company of an opinion of counsel satisfactory to the Company that registration is not required for such sale or transfer."

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of this Stock Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     Section 7. Plan Governing. Participant hereby acknowledges receipt of a copy of the Plan and accepts and agrees to be bound by all of the terms and conditions of the Plan as if it had been set out verbatim in this Stock Option Agreement. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall control.

     Dated:
            -------------------
                                          AMERICAN ONCOLOGY RESOURCES, INC.,
                                          a Delaware corporation


                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------
ACCEPTED:


----------------------------
         Participant

                        AMERICAN ONCOLOGY RESOURCES, INC.
                  1993 AFFILIATE STOCK OPTION PLAN, AS AMENDED

     1. Purpose. The purpose of the 1993 Affiliate Stock Option Plan (the "Plan"), is to provide an additional incentive to eligible individuals who are not employees of American Oncology Resources, Inc., a Delaware corporation (the "Company") or any of its subsidiaries, but whose present and potential contributions are important to the success of the Company. It is intended that this purpose will be enhanced through the awarding of Stock Options.

     2. Definitions. As used herein the words and phrases below shall have the following meanings:

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the committee, which shall be comprised of at least two and not more than four members who are disinterested persons as defined under rules and regulations promulgated under Section 16(b) of the Exchange Act and who shall be members of the Board, appointed by the Board to administer the Plan, which Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.

          (d) "Common Stock" shall mean the common stock of the Company, $.01 par value per share, regardless of the series or class.

          (e) "Company" shall mean American Oncology Resources, Inc., a Delaware corporation.

          (f) "Disability" shall mean the person so affected is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than one hundred eighty (180) days. The Committee's determination as to whether a Participant has incurred a Disability shall be final and conclusive as to all interested parties.

          (g) "Eligible Individual" shall mean an individual eligible to participate in the Plan as determined pursuant to Section 4.

          (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (i) "Fair Market Value" shall mean, with respect to a share of Common Stock on any date herein specified, the average daily Closing Price per share of Common Stock for the ten (10) consecutive trading days commencing fifteen (15) trading days before the date in question. The term "Closing Price" of per share of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or
     (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price of the shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or (B) if the shares of Common Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading days the shares of Common Stock are not quoted by any such organization, the fair market value per share of Common Stock on such day(s), as determined in good faith by the Committee.

          (j) "Nonqualified Stock Option" shall mean a stock option granted by the Committee to an Eligible Individual under the Plan, none of which is intended to qualify as an Incentive Stock Option under Section 422 of the Code.

          (k) "Participant" shall mean any individual who has received an award of a Stock Option and has not exercised the Stock Option and received the Common Stock subject to the Stock Option.

          (l) "Plan" shall mean the 1993 Affiliate Stock Option Plan, as herein set forth and as amended from time to time.

          (m) "Securities Act" shall mean the Securities Act of 1933, as now in effect or as hereafter amended.

          (n) "Stock Option" shall mean a Nonqualified Stock Option pursuant to which a Participant is eligible to acquire Common Stock pursuant to the terms and conditions of the Plan and the Stock Option Agreement.

          (o) "Stock Option Agreement" shall mean the agreement described in
     Section 7.

          (p) "Terminated For Cause" shall mean that a Participant's services to or activities on behalf of the Company are terminated as a result of a determination by the Committee that such termination is a result of misconduct, dishonesty, disloyalty, disobedience or action that might reasonably injure the Company or its business interests or reputation.

     3. Administration of the Plan. The Plan shall be administered by the Committee appointed by the Board. The Committee shall have authority to adopt rules and regulations for carrying out the Plan, determine the Eligible Individuals, determine the number of Stock Options, if any, to be awarded to each Eligible Individual, determine the exercise price of each Stock Option, determine the vesting period and vesting conditions for Stock Options, determine the series or class of Common Stock to be subject to the Stock Option, determine the Fair Market Value of Common Stock, and interpret, construe, and implement the provisions of the Plan. Decisions of the Committee (including decisions regarding the interpretation and application of the Plan) shall be binding on the Company and on all Participants and other interested parties. The Committee shall hold its meetings at such times and places as it deems advisable. All members of the Committee shall constitute a quorum for a meeting. All determinations of the Committee shall be made by a majority of its members attending the meeting. Furthermore, any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as effective as if it had been made by a majority vote at a meeting properly called and held.

     4. Eligible Individuals. The individuals who shall be eligible to participate in the Plan shall be such individuals, as the Committee shall determine from time to time, who are not employees of the Company (or of any subsidiary of the Company), but whose services or efforts are necessary or desirable in connection with the operation, administration or management of the Company or any subsidiary (including without limitation, consultants and advisors to the Company or any subsidiary and individuals who are owners or employees of medical practices managed by the Company or any subsidiary).

     5. Shares of Common Stock Subject to the Plan. The number of shares of Common Stock available for Stock Options shall be 3,000,000. The shares of Common Stock available under the Plan may consist of shares of any series of Common Stock provided that the rights of such shares to dividends, to liquidation proceeds and to share in the appreciation in the value of the Company shall be not less than the rights of any other series of Common Stock. If any Stock Option shall expire or terminate for any reason, without being exercised, shares of Common Stock subject to such Stock Option shall again be available for grant in connection with grants of subsequent Stock Options.

     6. Stock Option Terms.

          (a) Exercise Price. The exercise price per share of Common Stock under each Stock Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 85% of the Fair Market Value per share of such Common Stock on the date of grant, as determined by the Committee.

          (b) Term. The Committee shall fix the term of each Stock Option which shall be not more than ten years from the date of grant. In the event no term is fixed, such term shall be ten years from the date of grant.

          (c) Exercise; Transferability. The Committee shall determine the time or times at which a Stock Option may be exercised in whole or in part; provided, however, that other than as provided in Section 10, in no event shall a Stock Option be exercisable before the expiration of six months from the date of its grant or after ten years from the date of its grant. Stock Options shall not be transferable by the Participant otherwise than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code) and shall be exercisable only by him or by his duly appointed personal representative.

          (d) Method of Exercise. Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. In its sole and absolute discretion, the Committee may require as an additional condition to the issuance of Common Stock upon exercise of a Stock Option that the optionee furnish the Committee with an executed copy of a shareholder agreement and/or voting agreement in such form as may be required by the Committee at the time notice of exercise is delivered to the Company. Such shareholder agreement may impose significant restrictions on the transfer of the Common Stock received upon exercise of the Stock Option. In addition, the Committee may require that there be presented to, and filed with it, such evidence as it may deem necessary to establish that the shares of Common Stock to be purchased are being acquired for investment and not with a view to their distribution.

          (e) Withholding. Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, as a condition to the issuance of such shares, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth in clause
     (d) above or in the manner permitted by clause (f) below.

          (f) Alternative Payment for Stock. Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Committee, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a cashier's check, certified check, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

          The Company may extend and maintain, or arrange for the extension and maintenance of, financing to any Participant to purchase shares pursuant to exercise of a Stock Option and/or to pay withholding taxes on such terms as may be approved by the Committee in its sole discretion. In considering the terms for extension or maintenance of credit by the Company, the Committee shall, among other factors, consider the cost to the Company of any financing extended by the Company.

     7. Stock Option Agreement. The Stock Options awarded to an Eligible Individual shall be evidenced by a separate written agreement (the "Stock Option Agreement") which shall be subject to the terms and provisions of the Plan, and which shall be signed by the Participant and by the President or a Vice-President of the Company, other than the Participant, in the name of and on behalf of the Company. The Stock Option Agreement shall contain such provisions as the Committee in its discretion deems advisable. In the event of any inconsistency or conflict between the terms of the Plan and a Stock Option Agreement, the terms of the Plan shall govern.

     8. Termination, Death, and Disability.

          (a) Termination. If a Participant's engagement by or relationship with the Company is terminated by the Participant or the Company for any reason whatsoever other than death or disability, the Company shall confirm such fact by a written notice to the Participant (which shall set forth the effective date of such termination) and, with respect to any Stock Option granted pursuant to the Plan and outstanding at the time, unless otherwise established by the Committee, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Stock Option vested as of the effective date of termination for a period expiring on the earlier of (i) the expiration date set forth in the Stock Option Agreement or (ii) thirty (30) calendar days after the effective date of such termination and, thereafter, the Participant's rights shall be completely terminated; provided, however, that if a Participant is Terminated for Cause, no further vesting shall occur and such Participant's right to exercise the vested portion of his or her Stock Option shall terminate as of 12:01 a.m. on the date of termination.

          (b) Death or Disability. Upon the death or Disability of a
     Participant:

               (i) 50% of any nonvested portion of any outstanding Stock Option shall immediately and fully vest notwithstanding the original vesting schedule; and

               (ii) any vested Stock Option (including those vested pursuant to Section (b)(i)) shall expire upon the earlier of (A) the expiration date set forth in the Stock Option Agreement with respect to such Stock Option or (B) the first anniversary of the Participant's death or Disability.

     9. Requirements of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

     10. Change in Stock and Adjustments. The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number, class, and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Stock Option in full immediately prior to the event requiring the adjustment; and (b) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

     After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number and class of shares of Common Stock with respect to which such Stock Option is exercisable, the number and class of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number and class of shares of Common Stock which he would have otherwise received upon exercise of such Stock Option.

     If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) unless otherwise provided in the

Participant's Stock Option Agreement, any limitations set forth in or imposed pursuant to Section 8 hereof shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) unless otherwise provided in the Participants's Stock Option Agreement, each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to Section 8 hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event the acceleration of vesting provided by clause (ii) or (iii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant shall designate, and the Participant shall be entitled to designate from among his unvested Stock Options those Stock Options which shall not be subject to accelerated vesting.

     Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

     11. No Rights as Stockholder. A holder of a Stock Option shall have no rights as a stockholder with respect to any shares of Common Stock until the issuance of a stock certificate for such shares. Except as otherwise provided in
Section 10, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     12. No Effect on Relationship. Participation in the Plan shall not confer upon any individual any right to continue his or her engagement by or relationship with the Company or interfere in any way with the right of the Company to terminate any such engagement or relationship at any time.

     13. No Fund Established. It is not intended that awards under this Plan be set aside in a trust which would qualify as an employee's trust within the meaning of Sections 401 or 402 of the Code of 1986 or in any other type of trust, fund, or separate account. The rights of any Participant and any person claiming under such Participant shall not rise above or exceed those of an unsecured creditor of the Company.

     14. No Assignment or Alienation of Benefits. Except as contemplated by
Section 6(c), no right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of the person entitled to such benefits.

     15. Liability and Indemnification of Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further act on his part to indemnity from the Company for all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his being or having been a member of the Committee, whether or not he continues to be a member of the Committee at the time of incurring such expenses; provided, however, that such indemnity shall not include any expense incurred by any such member of the Committee (a) in respect of matters as to which he shall be finally adjudged in any such action, suit, or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as such member of the Committee, or (b) in respect of matters in which any settlement is effected in an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provisions set forth herein shall be available to or enforceable by any such member of the Committee unless, within thirty (30) days after institution of any such action, suit, or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This indemnity expressly includes any claims arising out of or based upon the negligence of the member of the Committee. The foregoing right of indemnification shall inure to the benefit of the heirs, executors, or administrators of each such member of the Committee and shall be in addition to all other rights to which such member of the Committee may be entitled as a matter of law, contract, or otherwise.

     16. Gender, Tense and Headings. Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the construction of this Plan.

     17. Amendment and Termination. The Board may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of Common Stock, the Board may not (i) change the aggregate number of shares which may be issued under Stock Options pursuant to the provisions of the Plan;
(ii) reduce the option price at which Stock Options may be granted to an amount less than 85% of the Fair Market Value per share at the time the Stock Option is granted, or otherwise materially increase the benefits accruing to Participants under the Plan; or (iii) change the class of persons eligible to receive Stock Options. No amendment or termination may adversely affect any vested right of a Participant without the written consent of such Participant.

     18. No Guarantee of Tax Consequences. Neither the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

     19. Severability. In the event that any provision of this Plan shall be held illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

     20. Governing Law. The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

     21. Effective Date. The Plan shall become effective and shall be deemed to have been adopted on December 15, 1993, if within one year of that date it shall have been approved by the holders of at least the majority of the outstanding Common Stock. No Stock Option shall be granted pursuant to the Plan after December 15, 2008.

     22. Stockholders Approval. Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the holders of at least a majority of the outstanding stock (unless applicable state law or the Company's charter or by-laws require a greater number) of the Company entitled to vote thereon voting in person, or by proxy, at a duly held stockholders' meeting, and no shares of Common Stock shall be issued under the Plan until such approval has been secured.

                        AMERICAN ONCOLOGY RESOURCES, INC.
            1993 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

I.   Purposes

     The purposes of this 1993 Non-Employee Director Stock Option Plan (the "Plan") are (i) to provide additional incentive for securing and retaining qualified non-employee persons to serve on the Board of Directors of the Company and (ii) to enhance the future growth of the Company by furthering such persons' identification with the interests of the Company and its stockholders. It is intended that Options granted under this Plan will be Non-Qualified Stock Options.

II.  Definitions

     (a) In this Plan, except where the context otherwise indicates, the following definitions apply:

          (1) "Acquisition Transaction" means any transaction or series of related transactions (including, without limitation, any merger, consolidation, exchange, purchase or tender offer) pursuant to which the Company acquires, directly or indirectly, securities, assets or the business of any person for consideration consisting in whole or in part Common Stock.

          (2) "Affiliate" means any person, directly or indirectly, that controls, is controlled by or is under common control with the person or entity specified. For purposes of this definition, "control" (including with correlative meaning the term "controls" and the phrases "controlled by" and "under common control with") shall have the meaning currently ascribed thereto under Section 20 of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          (3) "Board" means the Board of Directors of the Company.

          (4) "Code" means the Internal Revenue Code of 1986, as amended.

          (5) "Company" means American Oncology Resources, Inc.

          (6) "Designated Beneficiary" means the person designated to be entitled, on the death of a Participant, to any remaining rights arising out of a Stock Option.

          (7) "Effective Date" means June 28, 1993.

          (8) "Fair Market Value" means, with respect to a share of Common Stock on any date herein specified, the average daily Closing Price per share of Common Stock for the ten (10) consecutive trading days commencing fifteen (15) trading days before the date in question. The term "Closing Price" of per share of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price of the shares of Common Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on NASDAQ, or
     (B) if the shares of Common Stock are not quoted on NASDAQ, the average of the closing bid and asked prices of the shares of Common Stock in the over-the-counter market, as reported by The National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, or (iii) if on any such trading days the shares of Common Stock are not quoted by any such organization, the fair market value per share of Common Stock on such day(s), as determined in good faith by the Board.

          (9) "Eligible Director" means a person who as of any applicable date
     (i) is a member of the Board, (ii) is not an officer of the Company or any subsidiary of the Company and (iii) is not a full-time employee of the Company or any of its subsidiaries.

          (10) "Non-Qualified Stock Option" means an option which does not meet the requirements of Section 422A(b) of the Code.

          (11) "Participant" means an Eligible Director who is granted a Stock Option hereunder.

          (12) "Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

          (13) "Share" means a share of Stock that has been previously (i) authorized but unissued, or (ii) issued and reacquired by the Company.

          (14) "Stock" or "Common Stock" means the common stock, $.01 par value per share, of the Company.

          (15) "Stock Option" or "Option" means an option to purchase Shares.

          (16) "Terminate" means cease to be a Director of the Company.

          (17) "Termination of Directorship" means the date upon which any Participant ceases to be a Director for any reason whatsoever. The effective date of such Termination of Directorship shall be the actual date of such termination (by death, disability, retirement, resignation, non-election or otherwise).

III. Grants of Stock Options; Option Price; Vesting Schedule

     Options will be granted only to individuals who are Eligible Directors of the Company.

     (b) On the date of the 1999 annual meeting of stockholders of the Company, each Eligible Director who is in office after giving effect to the election of directors at such meeting shall receive, without the exercise of the discretion of any person or persons, an Option to purchase 15,000 Shares. In addition, each Eligible Director who is appointed to the Board of Directors at the first board meeting after the 1999 annual meeting shall receive on the date of such appointment, without the exercise of the discretion of any person or persons, an Option to purchase 15,000 Shares.

     (c) At the first board meeting following the 1999 annual meeting of stockholders, each Eligible Director appointed at such meeting to any committee of the board of directors shall receive, without the exercise of the discretion of any person or persons, an option to purchase 2,000 shares of Common Stock for each such committee to which such Eligible Director is appointed.

     (d) All Options granted under the Plan shall be at the Option price set forth in the following subsection (e), shall be subject to adjustment as provided in Section VII and to the terms and conditions set forth in Section VIII and shall vest in the manner set forth in the subsection (f) below. All Options granted under the Plan shall be evidenced by a written option agreement.

     (e) The purchase price of Shares issued under each Option shall be the Fair Market Value of Shares subject to the Option on the date the Option is granted.

     (f) Except to the extent otherwise provided herein, each Option granted under this Article III above shall vest and be exercisable as to all of the Shares covered thereby four months after the effective date of the grant of such Option.

IV.  Administration

     (a) The Plan shall be administered by the Board or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All questions of interpretation of the Plan, the eligibility of members of the Board or of interpretation of any Options shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the Plan or any Option.

     (b) The Board may, in its discretion, delegate duties to an officer or employee or a committee composed of officers or employees of the Company, but it may not delegate its authority to apply and interpret this Plan.

V.   Term

     The term of this Plan commences on the Effective Date and terminates on December 15, 2008. This Plan shall remain in effect for the purposes of administration of any Option granted pursuant to its provisions and no such Option granted during the term of this Plan shall be adversely affected by the termination of the Plan.

VI.  Shares Reserved; Options Grantable and Exercisable

     (a) Subject to adjustments as provided in Section VII hereof, a total of 600,000 Shares shall be subject to the Plan. The Shares subject to the Plan shall be and are hereby reserved for sale for such purposes. Any of the Shares which remain unsold and which are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan. Should any Option expire or be canceled prior to its exercise in full, the Shares theretofore subject to such Option may again be subjected to an Option under the Plan.

     (b) As to a Participant, an Option ceases to be exercisable, as to any Share, when the Participant purchases the Share or when the Option lapses.

VII. Adjustments

     (a) The existence of outstanding Stock Options shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of, or affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     (b) If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) the number and per share price of shares of Common Stock to be granted pursuant to annual grants in subsection III(a) hereof shall be appropriately adjusted in such a manner as to entitle a Participant to receive options to purchase the same total number of shares as he would have received had he or she been granted such option immediately prior to the event requiring the adjustment; (b) the number and per share price of shares of Common Stock subject to outstanding Stock Options hereunder shall be appropriately adjusted in such a manner as to entitle a Participant to receive upon exercise of a Stock Option, for the same aggregate cash consideration, the same total number of shares as he would have received had he or she exercised his or her Stock Option in full immediately prior to the event requiring the adjustment; and (c) the number of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number of shares of Common Stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

     (c) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company is the surviving corporation, each holder of an outstanding Stock Option, upon exercise of such Stock Option, shall be entitled to receive (at no additional cost but subject to any required action by stockholders) in lieu of the number of shares of Common Stock with respect to which such Stock Option is exercisable, the number of shares of stock (or other securities or consideration) to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of the same number of shares of Common Stock which he or she would have otherwise received upon exercise of such Stock Option.

     (d) If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all its assets to another corporation while unexercised Stock Options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, or sale, as the case may be, each holder of an outstanding Stock Option shall be entitled, upon exercise of such Stock Option, to receive at no additional cost, in lieu of shares of Common Stock, shares of such stock (or other securities or consideration) as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, or sale; (ii) any limitations set forth in or imposed pursuant to either Section III (c) or Section VIII hereof shall automatically lapse so that all Stock Options, from and after a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation or sale, as the case may be, shall be exercisable in full; and (iii) all outstanding Stock Options may be canceled by the Board as of the effective date of any such merger, consolidation, liquidation or sale provided that (a) notice of such cancellation shall be given to each holder of a Stock Option, and (b) each holder of a Stock Option shall have the right to exercise such Stock Option in full (without regard to any limitations set forth in or imposed pursuant to either Section III (c) or Section VIII hereof) during a thirty (30) day period preceding the effective date of such merger, consolidation, liquidation, or sale. In the event any acceleration of vesting provided by clause (ii) or (iii) above would result in imposition of the excise tax imposed by Section 4999 of the Code, a Participant may elect to waive such acceleration with respect to such number of shares subject to unvested Stock Options as the Participant shall designate.

     (e) Except as expressly provided herein, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, exercise of rights or warrants to subscribe therefor, or conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of shares of Common Stock then subject to outstanding Stock Options.

VIII. Terms and Conditions of Stock Options

     (a) During the Participant's life, the Stock Option is exercisable only by the Participant or by his or her guardian or legal representative.

     (b) A Stock Option under this Plan is not assignable or transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code), and is not subject, in whole or in part, to attachment, execution or levy of any kind.

     (c) Any Stock Option or portion thereof that is exercisable shall be exercisable for the full amount or for any part thereof.

     (d) Stock Options shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and, subject to the subsequent provisions hereof, the address to which the certificates representing shares of the Common Stock issuable upon the exercise of such Stock Option shall be mailed. In order to be effective, such written notice shall be accompanied at the time of its delivery to the Company by payment of the exercise price of such shares of Common Stock, which payment shall be made in cash or by check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the exercise price of such shares of Common Stock. Such notice shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company, in which case, delivery shall be deemed made on the date such notice is deposited in the mail. Whenever shares of Common Stock are to be issued or delivered pursuant to the Plan, the Company shall require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, which payment may be made in the manner set forth above or in the manner permitted by clause (e) below.

     (e) Alternatively, payment of the exercise price may be made, in whole or in part, by delivery of shares of Common Stock previously issued to the Participant. Unless otherwise permitted by the Board, payment of the exercise price with shares of Common Stock shall be made only with shares owned by the Participant for at least six (6) months. If payment is made in whole or in part in shares of Common Stock owned by the Participant, then the Participant shall deliver to the Company, in payment of the option price of the shares of Common Stock with respect to which such Stock Option is exercised, (i) certificates registered in the name of such Participant representing a number of shares of Common Stock legally and beneficially owned by such Participant, free of all liens, claims and encumbrances of every kind and having a Fair Market Value as of the date of delivery of such notice that is not greater than the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by such certificates; and (ii), if the exercise price of the shares of Common Stock with respect to which such Stock Option is to be exercised exceeds such Fair Market Value, cash or a check, bank draft, or postal or express money order payable to the order of the Company in an amount (in United States dollars) equal to the amount of such excess.

     (f) Stock Options granted to any Participant under this Plan shall be subject to the following conditions:

          (1) The price per share shall be as set forth in Section III.

          (2) Each Stock Option shall have a term of ten (10) years from the date such Stock Option is granted and shall vest and become exercisable as set forth in Section III.

          (3) A Stock Option shall lapse in the following situations:

               (i) If a Termination of Directorship shall occur with respect to any Participant, for any reason other than death, no further vesting shall occur and the Participant shall be entitled to exercise his or her rights with respect to the portion of the Option vested as of the date of such event until a date that is three (3) months after the date of such Termination of Directorship, unless any of such Options shall have terminated earlier under their terms or under other provisions of this Plan.

               (ii) If a Termination of Directorship shall occur with respect to any Participant by reason of the death of such Participant, and if any Stock Option granted to such Participant was in effect at the time of the Participant's death, all unexercised Stock Options, if any, shall vest and become immediately exercisable and may be exercised until the expiration of one (1) year from the date of death of the Participant or until the expiration of the term of the Stock Option, whichever is earlier. Such Stock Option may be exercised by the Designated Beneficiary of the deceased Participant, subject to all other provisions of the Plan.

IX.  Power to Amend

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time; provided, however, that the Plan shall not be amended more than once every six (6) months, other than to comport with changes in the Code, or the regulations thereunder, or the Employee Retirement Income Security Act of 1974, as amended, or the regulations hereunder; and provided, further, that without the approval of the holders of at least a majority of the securities of the Company present or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware, the Board of Directors may not (i) materially increase the benefits accruing to participants under the Plan; (ii) change the aggregate number of Shares which may be issued under Options pursuant to the provisions of the Plan; (iii) reduce the Option price at which Options have been granted; or (iv) change the class of persons eligible to receive Options. However, no termination or amendment of the Plan may, without the consent of the holder of any Option then outstanding adversely affect the rights of such holder under the Option.

X.   Exercise of Options; Registration

     The Company shall not be required to sell or issue any shares of Common Stock under any Stock Option if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law, statute, or regulation of any governmental authority whether it be Federal or State. Specifically, in connection with the Securities Act, upon exercise of any Stock Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such Stock Option, the Company shall not be required to issue such shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Stock Option is acquiring such shares of Common Stock for investment and not with a view to the distribution thereof, and that such shares of Common Stock may otherwise be issued without registration under the Securities Act or State securities laws. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of a Stock Option, or the issuance of shares pursuant thereto, to comply with any law or regulation of any governmental authority.

XI.  Shareholder Approval

     Notwithstanding any other provisions of the Plan, in order for the Plan to continue as effective, on or before the date which occurs twelve (12) months after the date the Plan is adopted by the Board, the Plan must be approved by the holders of at least a majority of the outstanding stock (unless applicable state law or the Company's charter or by-laws require a greater number) of the Company entitled to vote thereon voting in person, or by proxy, at a duly held stockholders' meeting, and no shares of Common Stock shall be issued under the Plan until such approval has been secured.

XII. Interpretations

     The provisions of the Plan shall be construed, administered, and governed by the laws of the State of Texas, without giving effect to principles of conflicts of laws, and, to the extent applicable, the laws of the United States.

XIII. Government Regulations

     The Plan, the granting and exercise of Stock Options thereunder, and the obligation of the Company to sell and deliver Shares under such Stock Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.